Exhibit 4.1

INVESTMENT AGREEMENT
by and between
TRISTATE CAPITAL HOLDINGS, INC.
and
T-VIII PUBOPPS LP
Dated as of October 10, 2020

LIST OF EXHIBITS
Exhibit A:    Form of Certificate of Designation of the Series C Preferred Stock
Exhibit B:    Form of Warrant
Exhibit C:    Form of Registration Rights Agreement
Exhibit D:     Form of Voting Agreement
Exhibit E:     Form of Charter Amendment
Exhibit F-1 and F-2:    Form of Opinions

INDEX OF DEFINED TERMS
Acceptance Notice    33
Acceptance Period    33
Action    17
Affiliate    48
Agreement    1
Alternative Transaction    31
Ancillary Transaction Documents    10
Annual Meeting Proxy    29
Anti-Money Laundering Laws    26
Bank Board of Directors    34
Beneficial Owner    29
Beneficially Own    28
Benefit Plan    18
BHC Act    8
Board of Directors    8
Board Representative    34
Certificate of Designation    1
Charter Amendment    29
CIBC Act    37
Claim Notice    38
Closing    2
Closing Date    2
Code    18
Common Stock    2
Common Stock Purchase Price    6
Company    1
Company 10-K    7
Company 10-Qs    7
Company Articles    1
Company Broker-Dealer Subsidiary    21
Company Bylaws    8
Company Disclosure Schedule    6
Company Evaluation Material    31
Company Financial Statements    11
Company Fundamental Representations    3
Company Opportunity    43
Company Recommendation    29
Company Reports    12
Company RIA Subsidiary    20
Company Subsidiary    9
Company Systems    22
Company’s knowledge    49
Confidentiality Agreement    31

Convertible Securities    9
CRA    23
De Minimis Claim    39
Direct Claim    38
Enforceability Exceptions    10
ERISA    18
ERISA Plan    18
Exchange Act    12
FCPA    25
Federal Reserve    25
FINRA    21
GAAP    7
Governmental Entity    3
Indemnified Party    38
Indemnifying Party    38
Intellectual Property    22
Investment Advisers Act    20
IRS    19
knowledge of the Company    49
Law    2
Liens    9
Loans    24
Losses    37
Material Adverse Effect    6
Material Contract    15
Materially Burdensome Condition    37
Multiemployer Plan    19
Multiple Employer Plan    19
Non-Party Affiliates    50
Non-Voting Common Stock    2
OFAC    26
Order    2
Pennsylvania Department of State    1
Pension Plan    18
Permitted Transfer    33
Pre-Closing Period    32
Preferred Stock    9
Previously Disclosed    7
Principal Trading Market    3
Purchase Price    6
Purchaser    1
Purchaser Entities    42
Purchaser Indemnitee    35
Purchaser Indemnitors    35
Purchaser Transaction Expenses    45
    4

Registration Rights Agreement    1
Regulatory Agreement    23
Representative    31
Requisite Shareholder Approvals    10
Response Notice    38
ROFR Notice    33
ROFR Outside Date    34
Sanctioned Country    26
Sanctions    26
SEC    3
Securities    1
Securities Act    12
Series A Preferred Stock    9
Series B Preferred Stock    9
Series C Preferred Stock    1
Shareholder Litigation    42
Shareholder Proposals    10
Subsidiary    9
Tax Return    14
Taxes    14
Termination Date    43
Third Party Claim    38
Threshold Amount    39
Transfer    32
USA PATRIOT Act    26
Voting Agreements    1
Voting Common Stock    1
Voting Debt    9
Warrants    1

    5

INVESTMENT AGREEMENT, dated as of October 10, 2020 (this “Agreement”), by and between TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), and T-VIII PubOpps LP, a Delaware limited partnership (“Purchaser”).
RECITALS:
i.The Investment. The Company intends to sell to Purchaser, and Purchaser intends to purchase from the Company, as an investment in the Company, (i) shares of voting common stock, no par value, of the Company (the “Voting Common Stock”) and (ii) shares of Series C perpetual non-cumulative convertible non-voting preferred stock, no par value, of the Company (the “Series C Preferred Stock”), having the terms set forth in the Certificate of Designation of the Series C Preferred Stock, in the form attached as Exhibit A (the “Certificate of Designation”), which shall be made a part of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Company Articles”), by the filing of the Certificate of Designation with the Pennsylvania Department of State, Bureau of Corporations and Charitable Organizations (the “Pennsylvania Department of State”).
ii.The Warrants. In connection with the purchase and issuance of the Voting Common Stock and Series C Preferred Stock at the Closing (as defined below), the Company intends to issue to Purchaser warrants (the “Warrants”) to purchase shares of Common Stock (as defined below) in accordance with the terms of the Warrants in the form set forth on Exhibit B.
iii.The Securities. The term “Securities” refers collectively to (i) the shares of Voting Common Stock, Series C Preferred Stock and the Warrants referred to in Section 1.2(c), which are to be purchased or issued and acquired under this Agreement and (ii) the shares of Common Stock into which the Series C Preferred Stock is convertible and for which the Warrants may be exercised in accordance with the terms thereof and of this Agreement. When purchased, the shares of Voting Common Stock purchased hereunder will be evidenced by book-entry notation and the shares of Series C Preferred Stock purchased hereunder will be evidenced by a share certificate.
iv.Registration Rights Agreement. At the Closing, it is contemplated that the Company and Purchaser will enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the “Registration Rights Agreement”).
v.Voting Agreement. As soon as reasonably practicable after the date hereof, and in any event prior to the Closing, the Company will enter into separate Voting Agreements, in substantially the form attached hereto as Exhibit D, with certain directors and officers of the Company (collectively, the “Voting Agreements”).
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I.

PURCHASE; CLOSING
Section i.Purchase
. On the terms and subject to the conditions set forth herein, at the Closing, (a) Purchaser shall purchase from the Company, and the Company shall sell to Purchaser, the number of duly authorized, validly issued, fully-paid and non-assessable shares of Voting Common Stock, free and clear of all Liens (as defined below) (other than transfer restrictions imposed under applicable securities Laws), set forth in Section 1.2(c)(i)(1), (b) Purchaser shall purchase from the Company, and the Company shall sell to Purchaser, the number of duly authorized, validly issued, fully-paid and non-assessable shares of Series C Preferred Stock, free and clear of all Liens (other than transfer restrictions imposed under this Agreement or applicable securities Laws), set forth in Section 1.2(c)(i)(2) and (c) the Company shall issue to Purchaser duly authorized, validly issued, fully-paid and non-assessable Warrants to purchase a number of shares of Common Stock determined in accordance with the terms of the Warrants, free and clear of all Liens (other than transfer restrictions imposed under applicable securities Laws). As used herein, “Common Stock” shall means shares of Voting Common Stock or non-voting common stock, no par value, of the Company (the “Non-Voting Common Stock”), as applicable.
Section ii.Closing
.
(1)Time and Date of Closing. Subject to the satisfaction or, to the extent permitted by applicable Law (as defined below), written waiver of the conditions set forth in this Agreement, the closing of the purchase by Purchaser and issuance by the Company of the Securities referred to in Section 1.1 (the “Closing”) shall occur at 9:30 a.m., New York time, on the first Business Day (as defined below) after the satisfaction or, to the extent permitted by applicable Law, written waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or, to the extent permitted by applicable Law, written waiver of those conditions), by the electronic exchange of counterpart signature pages to the documents and agreements contemplated by this Agreement to be executed and delivered at the Closing or such other date and/or location as agreed in writing by the parties hereto. The date on which the Closing occurs is referred to as the “Closing Date.”
(2)Closing Conditions.
(a)The obligation of Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by Purchaser and the Company prior to the Closing of the following conditions:
    46

(i)no provision of any applicable domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, policy or guideline (“Law”) and no order, demand, writ, judgment, injunction or decree (“Order”) shall have been enacted, entered, promulgated, enforced or threatened that prohibits, restrains or makes illegal, or threatens to prohibit, restrain or make illegal, the consummation of the Closing or the other transactions contemplated hereby or otherwise prohibits or restricts, or threatens to prohibit or restrict, Purchaser or any of its Affiliates (as defined below) from owning, voting or, subject to the receipt of the requisite approval of the Shareholder Proposal (as defined below), converting or exercising any Securities in accordance with the terms thereof and no Action (as defined below) shall have been commenced or threatened by or before any court, administrative agency, commission, regulatory agency or other federal, state, local or foreign governmental authority or instrumentality or any applicable self-regulatory organization (each, a “Governmental Entity”), and no written notice shall have been issued or given and not withdrawn by any Governmental Entity seeking to effect any of the foregoing; and
(ii)the shares of Voting Common Stock to be issued at Closing and shares of Voting Common Stock to be issued upon the conversion of the Series C Preferred Stock and/or exercise of the Warrants shall (A) have been authorized for listing on The Nasdaq Global Select Market (the “Principal Trading Market”), subject to official notice of issuance, and (B) not have been suspended, nor shall suspension have been threatened, by the U.S. Securities and Exchange Commission (“SEC”) or the Principal Trading Market.
(b)The obligation of Purchaser to consummate the purchase of the Securities is also subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by Purchaser prior to the Closing of each of the following additional conditions:
(i)(i) the representations and warranties of the Company contained in Section 2.2(a) (other than Section 2.2(a)(iv)), Section 2.2(b), Section 2.2(d)(i), Section 2.2(d)(iii)(A), Section 2.2(r) and Section 2.2(dd) (together, the “Company Fundamental Representations”) shall be true and correct in all respects as of the date hereof and as of the Closing with the same force and effect as though made at and as of the Closing (except, in the case of Section 2.2(b), for such inaccuracies as are de minimis relative to Section 2.2(b) taken as a whole); (ii) the representations and warranties of the Company contained in Section 2.2(a)(iv) and Section 2.2(c) shall be true and correct in all material respects as of the date hereof and as of the Closing with the same force and effect as though made at and as of the Closing (except that any representation and warranty that relates to a specified date or a specified time period need only to have been true and correct in all material respects with regard to such specified date or time period); and (iii) all other representations
    46

and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Closing (without giving effect to any “Material Adverse Effect” (as defined below), “material” or “materiality” qualifications contained in such representations and warranties) with the same force and effect as though made at and as of the Closing (except that any representation and warranty that relates to a specified date or a specified time period need only to have been so true and correct with regard to such specified date or time period), except, in the case of this clause (iii) only, to the extent the failure of any such representations or warranties to be true and correct (without giving effect to any “Material Adverse Effect,” “material” or “materiality” qualifications contained in such representations and warranties) would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;
(ii)the Company shall have performed and complied with, in all material respects, all covenants and agreements required to be performed or complied with by it at or prior to the Closing under this Agreement;
(iii)Purchaser shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by a senior executive officer of the Company certifying to the effect that the conditions set forth in Section 1.2(b)(ii)(1) and Section 1.2(b)(ii)(2) have been satisfied;
(iv)since the date hereof, no Material Adverse Effect shall have occurred and no circumstance, event, change, occurrence, development or effect shall have occurred that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;
(v)the Company shall have delivered to Purchaser the items described in Section 1.2(c)(i);
(vi)the Pennsylvania Department of Banking and Securities shall have approved the transactions contemplated herein pursuant to Section 112 of the Pennsylvania Banking Code of 1965 (the “PADOB Approval”) or shall have confirmed, in form and substance acceptable to Purchaser, that the PADOB Approval is not required; and
(vii)there shall be no Materially Burdensome Condition (as defined below) outstanding, in effect or threatened.
(c)The obligation of the Company to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by the Company prior to the Closing of the following additional conditions:
    46

(i)the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the date hereof and as of the Closing (without giving effect to any “material” or “materiality” qualifications contained in such representations and warranties) with the same force and effect as though made at and as of the Closing (except that any representation and warranty that relates to a specified date or a specified time period need only to have been true and correct with regard to such specified date or time period), except to the extent the failure of any such representations or warranties to be true and correct (without giving effect to any “material” or “materiality” qualifications contained in such representations and warranties) would not, individually or in the aggregate, prevent or materially delay the ability of Purchaser to consummate the Closing;
(ii)Purchaser shall have performed and complied with, in all material respects, all covenants and agreements required to be performed or complied with by it at or prior to the Closing under this Agreement; and
(iii)the Company shall have received a certificate, dated as of the Closing Date, signed on behalf of Purchaser by an authorized signatory of the Purchaser certifying to the effect that the conditions set forth in Section 1.2(b)(iii)(1) and Section 1.2(b)(iii)(2) have been satisfied.
(3)Closing Deliveries.
(a)At the Closing, the Company will deliver to Purchaser:
(i)evidence of book-entry notation in the name of Purchaser of 2,770,083 duly authorized, validly issued, fully-paid and non-assessable newly issued shares of Voting Common Stock, free and clear of all Liens (other than transfer restrictions imposed under applicable securities Laws);
(ii)certificates representing 650 shares of duly authorized, validly issued, fully-paid and non-assessable newly issued shares of Series C Preferred Stock, with a liquidation preference of $100,000 per share, free and clear of all Liens (other than transfer restrictions imposed under this Agreement or applicable securities Laws);
(iii)Warrants to purchase 922,438 duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (as such number may be adjusted in accordance with the terms of the Warrants), duly executed by the Company, free and clear of all Liens (other than transfer restrictions imposed under or applicable securities Laws);
(iv)evidence, reasonably satisfactory to Purchaser, that the Certificate of Designation, in the form attached to this Agreement as Exhibit
    46

A, has been filed with and accepted by the Pennsylvania Department of State, and that the Certificate of Designation is in full force and effect as of the Closing;
(v)a counterpart signature page, duly executed by the Company, to the Registration Rights Agreement;
(vi)fully executed copies of each Voting Agreement; and
(vii)an opinion of counsel, dated as of the Closing Date, in the forms attached hereto as Exhibit F-1 and Exhibit F-2.
(b)If, prior to the Closing, the outstanding shares of Common Stock shall have been changed into a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in the Company’s capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the (A) Voting Common Stock to be delivered pursuant to Section 1.2(c)(i)(1), (B) Series C Preferred Stock to be delivered pursuant to Section 1.2(c)(i)(2) and (C) Warrants to be delivered pursuant to Section 1.2(c)(i)(2) to give Purchaser the same economic effect as contemplated by this Agreement prior to such event.
(c)At the Closing,
(i)in exchange for the shares of Voting Common Stock issued to Purchaser by the Company at the Closing in accordance with this Agreement, Purchaser will pay to the Company, by wire transfer of immediately available funds to an account designated by the Company in writing at least one Business Day prior to the Closing Date, a per share purchase price of $14.44 and an aggregate purchase price of $40,000,000 (the “Common Stock Purchase Price”); and
(ii)in exchange for the shares of Series C Preferred Stock issued to Purchaser by the Company at the Closing in accordance with this Agreement, Purchaser will pay to the Company, by wire transfer of immediately available funds to an account designated by the Company in writing at least one Business Day prior to the Closing Date, for a per share purchase price of $100,000 and an aggregate purchase price of $65,000,000 (together with the Common Stock Purchase Price, the “Purchase Price”).
    46

ARTICLE II.

REPRESENTATIONS AND WARRANTIES
Section i.Disclosure
.
(1)Concurrently with the execution and delivery of this Agreement, the Company delivered to Purchaser a disclosure schedule (the “Company Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2, or to one or more covenants contained in Article III.
(2)As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, occurrence, development or effect that (i) is, or is reasonably expected to be, material and adverse to the business, assets, results of operations or condition (financial or otherwise) of the Company and Company Subsidiaries taken as a whole or (ii) would, or would reasonably be expected to, materially impair or delay the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that, in the case of clause (i) only, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in laws, rules and regulations by Governmental Entities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchaser, (D) changes, after the date hereof, in general economic, monetary or financial conditions, including changes in prevailing interest rates and credit markets, (E) the failure in-and-of-itself of the Company to meet any internal or public projections, forecasts, estimates or guidance (but not the underlying cause or causes of any such failure), (F) changes, after the date hereof, in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, (G) natural disaster or any pandemic or epidemic, including the novel coronavirus (COVID-19), and related government responses or restrictions and resulting market disruption, and (H) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D), (F) and (G), to the extent that any of the effects of such changes have a material and disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other banks, savings associations and their holding companies generally, in which case such disproportionate effect will be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably expected to occur.
“Previously Disclosed” with regard to the Company, means (i) information set forth on the Company Disclosure Schedule; provided, however, that disclosure in any section of such the
    46

Company Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that such disclosure is expressly cross-referenced in another section of the Company Disclosure Schedule or to the extent such disclosure is readily apparent from the face of such disclosure that such disclosure is applicable to another section of the Company Disclosure Schedule notwithstanding the absence of a specific cross-reference in such other section of the Company Disclosure Schedule and (ii) information publicly disclosed by the Company in (A) its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed by it with the SEC on February 24, 2020 (the “Company 10-K”), (B) its Definitive Proxy Statement on Schedule 14A, as filed by it with the SEC on April 16, 2020, (C) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 or June 30, 2020, as applicable, as filed by it with the SEC on May 11, 2020 or August 5, 2020, respectively (together, the “Company 10-Qs”), or (D) any Current Report on Form 8-K filed or furnished by the Company with or to the SEC since January 1, 2020 and publicly available prior to the date of this Agreement (excluding, in the case of all of the foregoing documents, any risk factor disclosures contained in such documents whether or not included under the heading “Risk Factors”), any disclosure of risks included in any “forward-looking statements” disclaimer and other statements that are similarly non-specific or are cautionary, predictive or forward-looking in nature).

Section ii.Representations and Warranties of the Company
. The Company represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing, that, except as Previously Disclosed:
(1)Organization and Authority.
(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”). The Company has the corporate power and authority and governmental authorizations to own or lease its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified or licensed, except where failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)The Company Articles (together with any amendments thereto) and the by-laws of the Company (together with any amendments thereto) (the “Company Bylaws”) filed with the SEC are in effect on the date of this Agreement, and no amendments thereto are pending or contemplated, except for the adoption and filing of the Certificate of Designation and the Charter Amendment (as defined below), as expressly contemplated by the terms of this Agreement. The Company is not in violation of any provision of
    46

the Company Articles or the Company Bylaws. The minute books of the Company made available to Purchaser reflect in all material respects all corporate actions taken since January 1, 2017 by the Company’s shareholders, the board of directors of the Company (the “Board of Directors”) and each committee of the Board of Directors, as applicable.
(c)TriState Capital Bank is not a member of the Federal Reserve (as defined below). TriState Capital Bank is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. TriState Capital Bank’s deposits (including its brokered deposits) are insured by the Federal Deposit Insurance Corporation through the Deposit Insurance Fund to the fullest extent permitted by Law, all premiums and assessments required to be paid in connection therewith have been paid in full when due and no proceedings for the termination of such insurance are pending or threatened. TriState Capital Bank is a member in good standing of the Federal Home Loan Bank of Pittsburgh and owns the requisite amount of stock therein.
(d)Each Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified or licensed, except where failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Company Subsidiary has the corporate power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is being conducted. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity of which such first person (x) is, or directly or indirectly has the power to appoint, a general partner, manager or managing member or others performing similar functions or (y) directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions and “Company Subsidiary” means any Subsidiary of the Company.
(2)Capitalization. The authorized capital stock of the Company consists of 45,000,000 shares of Voting Common Stock and 150,000 shares of preferred stock, no par value (the “Preferred Stock”), of which the Company has (i) 40,250 authorized shares of Series A Non-Cumulative Perpetual Preferred Stock, no par value (the “Series A Preferred Stock”), and (ii) 80,500 shares of Series B Non-Cumulative Perpetual Preferred Stock, no par value (the “Series B Preferred Stock”). As of the date of this Agreement, there are (A) 29,828,143 shares of Voting Common Stock issued and outstanding, which number includes 1,518,102 unvested shares of restricted stock, (B) 40,250 shares of Series A Preferred Stock issued and outstanding, (C) 80,500 shares of Series B Preferred Stock issued and outstanding, (D) 2,284,070 shares of Voting Common Stock held in treasury and (E) 355,120 shares of Voting Common Stock reserved for issuance upon exercise of outstanding stock options.
    46

Except for the foregoing and in connection with this Agreement and the transactions contemplated hereby, the Company has not issued, reserved for issuance, repurchased or redeemed, or authorized the issuance, repurchase or redemption of, any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding. Other than the Series A Preferred Stock, the Series B Preferred Stock, and stock option awards and restricted stock awards issued pursuant to the Company’s Benefit Plans (as defined below) and listed in the first sentence of this Section 2.2(b), there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements relating to the issuance, transfer, sale, purchase, redemption or other acquisition, of any shares of the Company’s capital stock or any securities convertible into, or exercisable or exchangeable for, any shares of the Company’s capital stock (“Convertible Securities”). Other than this Agreement and the Voting Agreements, the Company is not a party to, and, to the Company’s knowledge, there are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting, transfer or ownership of any shares of Common Stock, any other shares of the Company’s capital stock or any Convertible Securities.
(3)Company’s Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of and all other equity interests in, and all Convertible Securities applicable to any such capital stock or other equity interests, of each of the Company Subsidiaries, free and clear of any liens, charges, adverse rights or claims, pledges, covenant, title defect, security interests and other encumbrances of any kind (“Liens”), and all of such shares, equity interests and Convertible Securities are duly authorized, validly issued, fully-paid, nonassessable and free and clear of all Liens, and were not issued in violation of any applicable preemptive rights or applicable Law, and with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements relating to the issuance, transfer, sale, purchase, redemption or other acquisition, of any shares of capital stock or any Voting Debt of such Company Subsidiary or any Convertible Securities applicable to such capital stock or Voting Debt.
(4)Authorization.
(a)The Company has the corporate power and authority to enter into this Agreement, the Voting Agreements and the Registration Rights Agreement (together with the Voting Agreements, the “Ancillary Transaction Documents”) and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously authorized by the Board of Directors and, other than the Requisite Shareholder Approval, no other corporate proceedings or shareholder actions are
    46

necessary for the execution and delivery by the Company of this Agreement or the Ancillary Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. This Agreement has been, and each of the Voting Agreements will be, and, at the Closing, the Registration Rights Agreement will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser (in the case of this Agreement and the Registration Rights Agreement) or by the other party thereto (in the case of each Voting Agreement), is (or, in the case of the Registration Rights Agreement, will be) a valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles (the “Enforceability Exceptions”)).
(b)The only vote or consent of the shareholders of the Company that is or may be necessary in order for the Company to execute and deliver this Agreement and the Ancillary Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby is the approval by the affirmative vote of a majority of the total votes cast by the shareholders of the Company entitled to vote on the amendment of the Company Articles to create and authorize, as a new class of Common Stock, the Non-Voting Common Stock (the “Requisite Shareholder Approval”, and such proposal the “Shareholder Proposal”). The only shares of the Company’s capital stock that are entitled to vote on the Shareholder Proposal are the shares of the Voting Common Stock outstanding on the record date for a meeting at which a vote is taken with respect to the Shareholder Proposal.
(c)Neither the execution, delivery or performance by the Company of this Agreement or the Ancillary Transaction Documents nor the consummation of the transactions contemplated hereby or thereby, nor performance by the Company of its obligations hereunder or thereunder (including the conversion or exercise provisions of the Series C Preferred Stock or the Warrants), (A) violates or will violate any provision of the Company Articles or Company Bylaws (or similar governing documents) or the governing documents of any Company Subsidiary, (B) violates or will violate any Law or Order applicable to the Company or any Company Subsidiary or any of their respective properties or assets, or (C) violates, conflicts with, or results in, or will violate, conflict with or result in, a breach of any provision of, or constitutes or will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or results or will result in the termination of, or results in or will result in the loss of any benefit or creation of any right on the part of any third party under, or accelerates or will accelerate the performance
    46

required by, or results in or will result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, except, in the case of clauses (B) and (C) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(5)Consents and Approvals. Other than (i) the PADOB Approval and the filing of any application with respect thereto, (ii) the filing of the Certificate of Designation and the Charter Amendment with the Pennsylvania Department of State, (iii) the receipt of the Requisite Shareholder Approval and (iv) compliance with any applicable securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, Order, consent or approval of, any Governmental Entity or any third party, or expiration or termination of any statutory waiting period, is necessary for the Company to execute and deliver this Agreement or the Ancillary Transaction Documents, to consummate the transactions contemplated hereby or thereby or to perform its obligations hereunder or thereunder except such as already have been obtained.
(6)Financial Statements. Each of the consolidated statements of financial condition of the Company and the Company Subsidiaries and the related consolidated statements of income, changes in shareholders’ equity and cash flows, together with the notes thereto (collectively, the “Company Financial Statements”), included (or incorporated by reference) in any Company Report filed with the SEC, (i) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (ii) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and (iv) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates set forth therein and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments. The books and records of the Company and the Company Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. KPMG LLP, the Company’s independent auditor, has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(7)Reports.
    46

(a)Since January 1, 2018, the Company and each Company Subsidiary have timely filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that such entity was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. To the knowledge of the Company, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable. With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Company Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. To the knowledge of the Company, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act, without qualification, with respect to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020.
(b)The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) which are designed to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the
    46

Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. Since January 1, 2018, neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material written (or, to the Company’s knowledge, oral) complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices.
(8)Properties and Leases. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them free and clear of all Liens that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
(9)Taxes. Each of the Company and the Company Subsidiaries has (x) duly and timely filed (including pursuant to applicable extensions granted without penalty) all income and other material Tax Returns required to be filed by it and (y) paid in full all Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns, except for any Taxes that are being contested in good faith (and for which adequate reserves have been established) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of the Company Subsidiaries which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been
    46

provided. There are no material Liens for Taxes upon the assets of either the Company or the Company Subsidiaries except for statutory Liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided. For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest or penalties attributable thereto, and any payments made or owing to any other person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing payment or otherwise (other than pursuant to commercial agreements or Benefit Plans). For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.
(10)Absence of Certain Changes. Since December 31, 2019, (i) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice, (ii) except for dividends on the Series A Preferred Stock and the Series B Preferred Stock, the Company has not made or declared any distribution in cash or in kind to its shareholders and (iii) no circumstance, event, change, occurrence, development or effect has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
(11)No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements publicly filed with the SEC prior to the date hereof, except for (i) liabilities that have arisen since December 31, 2019, in the ordinary and usual course of business of the Company consistent with past practice, (ii) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements Previously Disclosed and (iii) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
(12)Commitments and Contracts. Schedule 2.2(l) of the Company Disclosure Schedule sets forth a true, correct and complete list of, and the Company has Previously Disclosed or provided to Purchaser true, correct and complete copies of, each of the following contracts and agreements to which the Company or any Company Subsidiary is a party or subject (each such contract and agreement, whether or not so listed on such Schedule, a “Material Contract”):
(a)any contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act to be performed in whole or in part after the date of this Agreement;
    46

(b)any contract or agreement which limits the ability of the Company or any of the Company Subsidiaries or any Affiliates of the Company to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);
(c)any material joint venture, partnership, strategic alliance, or other similar contract;
(d)any contract or agreement relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract or agreement contains any outstanding material obligations or rights, including contingent obligations or rights and indemnity obligations or rights, of the Company or any of the Company Subsidiaries;
(e)any contract that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;
(f)any contract pursuant to which any benefit thereunder would be accelerated or increased or any of the rights or obligations of the parties thereunder would be otherwise changed or affected, by the transactions contemplated hereby; and
(g)any contract that would reasonably be expected to prevent, materially delay, or materially impede the Company’s ability to consummate the transactions contemplated by this Agreement or the Ancillary Transaction Documents.
Except as Previously Disclosed: (A) each of the Material Contracts is (x) valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect and (y) enforceable against the Company or the Company Subsidiary, as applicable, and, to the knowledge of the Company, the counterparty thereto (except as may be limited by the Enforceability Exceptions); (B) with respect to each Material Contract, the Company and each of the Company Subsidiaries, as applicable, are in compliance in all material respects with and have performed in all material respects all obligations required to be performed by such person under such Material Contract; and (C) to the knowledge of the Company, each counterparty thereto is in compliance in all material respects with and has performed in all material respects all obligations required to be performed by such counterparty under such Material Contract. Neither the Company nor any Company Subsidiary has received or delivered any written notice of cancellation or termination of any Material Contract.
(13)Offering of Securities. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf has, directly or indirectly, taken any action
    46

(including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of the Securities to Purchaser pursuant to this Agreement to the registration requirements of the Securities Act.
(14)General Solicitation
. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.
(15)Listing
. The Voting Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which, to the Company’s knowledge, is likely to have the effect of, terminating the registration of the Voting Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve months preceding the date hereof, received notice from The Nasdaq Global Select Market that the Company is not in compliance with the listing or maintenance requirements of The Nasdaq Global Select Market. The Company is as of the date hereof, will be as of the date of the issuance of Voting Common Stock pursuant to this Agreement, and, to the Company’s knowledge, will continue to be in the foreseeable future, in compliance with all such listing and maintenance requirements.
(16)Manipulation of Prices
. None of the Company or its Subsidiaries, or any of their respective officers, directors or Affiliates and, to the Company’s knowledge, no one acting on any such person’s behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any Subsidiary to facilitate the sale or resale of any shares of the Voting Common Stock.
(17)No Other Registration Rights
. Except as provided in the Registration Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding Voting Common Stock or any Voting Common Stock issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreements, no shareholder of the Company has entered into any agreements with respect to the Voting Common Stock of the Company.
(18)Status of Securities. The shares of Series C Preferred Stock (upon filing of the Certificate of Designation with the Pennsylvania Department of State), the shares of
    46

Voting Common Stock Non-Voting Common Stock (upon the receipt of the Requisite Shareholder Approval and the filing of the Charter Amendment with the Pennsylvania Department of State), and the Warrants to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Series C Preferred Stock and Voting Common Stock will be validly issued, fully-paid, nonassessable and free and clear of all Liens, will not subject the holders thereof to personal liability and will not be issued in violation of any applicable preemptive rights or any applicable Law. The Warrants, when executed and delivered by the Company pursuant to this Agreement, will constitute valid and legally binding agreements of the Company enforceable in accordance with their terms (except as enforcement may be limited by the Enforceability Exceptions). The shares of Non-Voting Common Stock issuable upon the conversion of the Series C Preferred Stock and exercise of the Warrants will, upon filing of the Charter Amendment with the Pennsylvania Department of State and receipt of the Requisite Shareholder Approval, have been duly authorized by all necessary corporate action and when so issued upon such conversion or exercise will be validly issued, fully-paid, nonassessable and free and clear of all Liens, will not subject the holders thereof to personal liability and will not be issued in violation of any applicable preemptive rights or any applicable Law.
(19)Litigation and Other Proceedings. The Company’s disclosures in the Company 10-K or Company 10-Qs under the heading “Legal Proceedings” describes in all material respects any claim, action, hearing, charge, dispute, suit, investigation, audit or proceeding (each an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, other than any ordinary course routine Actions incident to the business of the Company that are not reasonably expected to be material to the Company and its Subsidiaries taken as a whole. There is no Action challenging the validity or propriety of the transactions contemplated by this Agreement. There is no Order or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets, rights or properties of the Company or any of its Subsidiaries, that is, or would reasonably be expected to be, material to the Company and the Company Subsidiaries, taken as a whole.
(20)Compliance with Laws.
(a)The Company and each Company Subsidiary holds in full force and effect, and have, at all times since January 1, 2018, held in full force and effect, all permits, licenses, franchises, authorizations, Orders and approvals of (and have timely paid in full all fees and assessments due and payable in connection therewith), except for such failures to hold the same in full force and effect and such failures to so timely pay any such fees or assessments that, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. To the knowledge of the Company, no suspension or cancellation of any such permit, license, franchise, authorization, Order or approval is threatened. The Company and each Company Subsidiary have timely made all filings, applications and registrations with all Governmental Entities that are required in
    46

order to permit each of them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and the Company Subsidiaries, taken as a whole. The Company and each Company Subsidiary is in compliance in all material respects with, and has complied in all material respects with, and is not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable Law or Order, other than such noncompliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any Company Subsidiary.
(b) Neither the Company nor any of its Subsidiaries has originated any loans under, or otherwise participated in, any program or benefit created or modified by the Coronavirus Aid, Relief, and Economic Security Act (as it may be amended, supplemented or modified), including the Paycheck Protection Program.
(21)Company Benefit Plans.
(a)Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) with respect to each Benefit Plan, the Company and the Company Subsidiaries, as well as each Benefit Plan, have complied, and are now in compliance with all provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”) and all laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. “Benefit Plan” means any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) whether funded or unfunded, and all pension, benefit, retirement, bonus, stock option, stock purchase, restricted stock, stock-based, performance award, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, employment, consulting, termination, change in control, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life, accidental death and dismemberment, insurance, welfare, fringe benefit and other similar plans, programs, policies, practices or arrangements or other contracts or agreements (and any amendments thereto)).
(b)Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of
    46

Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a favorable determination letter from the Internal Revenue Service (the “IRS”) and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, that could likely result in revocation of any such favorable determination or opinion letter or the loss of the qualification of such Benefit Plan under Section 401(a) of the Code. Neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a material tax or material penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any Company Subsidiary has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.
(c)None of the Company, its Subsidiaries nor any Company ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan is subject to Section 413(c) of the Code or that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of the Company and its Subsidiaries nor any Company ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part 1 of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.
(d)Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) none of the execution and delivery of this Agreement or the Ancillary Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event) (1) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) or other compensation (including stock-based compensation) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or otherwise, (2) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code, (3) increase the amount or value of any payment, compensation (including stock-based compensation) or other benefit under any Benefit Plan, (4) result in any acceleration of the time of payment or vesting of any such payment, compensation or other benefit, (5) require the funding or increase in the funding
    46

of any such payment, compensation or other benefit or (6) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any payments, compensation or other benefit or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust. Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and the Company Subsidiaries.
(22)Registered Investment Adviser.
(a)Chartwell Investment Partners, LLC is the only Company Subsidiary registered, or required to be registered, as an investment adviser under the Investment Advisers Act of 1940 (the “Investment Advisers Act”) (“Company RIA Subsidiary”).
(b)The Company RIA Subsidiary is, and at all times required by the Investment Advisers Act has been, duly registered as an investment adviser under the Investment Advisers Act. The Company RIA Subsidiary is, and at all times required by Law (other than the Investment Advisers Act) has been since January 1, 2018, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business requires such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.
(c) The Company RIA Subsidiary has established in compliance with requirements of applicable Law, and maintained in effect at all times required by applicable Law since January 1, 2018, (A) written anti-money laundering policies and procedures that incorporate, among other things, a written customer identification program, (B) a code of ethics and a written policy regarding insider trading and the protection of material non-public information, (C) written cyber security and identity theft policies and procedures, (D) written supervisory procedures and a supervisory control system, (E) written policies and procedures designed to protect non-public personal information about customers, clients and other third parties, (F) written recordkeeping policies and procedures and (G) other policies required to be maintained by the Company RIA Subsidiary under applicable Law, including Rules 204A-1 and 206(4)-7 under the
    46

Investment Advisers Act, except, in each case, as would not, individually or in the aggregate, be material to Company and the Company Subsidiaries, taken as a whole.
(d)With respect to the Company RIA Subsidiary, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (A) none of such Company RIA Subsidiary nor, to the Company’s knowledge, its control persons, its directors or officers, or any of the Company RIA Subsidiary’s other “associated persons” (as defined in the Investment Advisers Act) is (x) subject to ineligibility pursuant to Section 203 of the Investment Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser, (y) subject to disqualification pursuant to Rule 206(4)-3 under the Investment Advisers Act or (z) subject to disqualification under Rule 506(d) of Regulation D under the Securities Act, unless in the case of clause (x), (y) or (z), such Company RIA Subsidiary or “associated person” has received effective exemptive relief from the SEC with respect to such ineligibility or disqualification, nor (B) is there any Action pending or, to the knowledge of the Company, threatened by any Governmental Authority that would reasonably be expected to result in the ineligibility or disqualification of such Company RIA Subsidiary, or any of its “associated persons” to serve in such capacities or that would provide a basis for such ineligibility or disqualification.
(23)Broker-Dealer Subsidiary. Chartwell TSC Securities Corp. is the only Company Subsidiary registered, or required to be registered, as a broker-dealer under the Exchange Act (“Company Broker-Dealer Subsidiary”). The Company Broker-Dealer Subsidiary is, and has been at all times since January 1, 2018, duly registered, licensed or qualified as a broker-dealer under the Exchange Act, and under the securities Laws of each jurisdiction where the conduct of its business requires such registration, licensing or qualification, except for any failure to be so registered, licensed or qualified in any such jurisdiction or to be in such compliance that would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. The Company Broker-Dealer Subsidiary is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and each other self-regulatory organization where the conduct of its business requires such membership, except where the failure to be in such good standing would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. The Company Broker-Dealer Subsidiary currently maintains, and since January 1, 2018 has maintained, “net capital” (as such term is defined in Rule 15c3-1(c)(2) under the Exchange Act) equal to or in excess of the minimum “net capital” required to be maintained by such Company Broker-Dealer Subsidiary, and in an amount sufficient to ensure that it is not required to file a notice under Rule 17a-11 under the Exchange Act. Neither the Company Broker-Dealer Subsidiary nor, to the Company’s knowledge, any of its respective Affiliates or “associated persons” (as defined in the Exchange Act) is (A) ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an “associated person” of a Broker-Dealer, (B) subject to a “statutory
    46

disqualification” as defined in Section 3(a)(39) of the Exchange Act, (C) subject to any material disciplinary proceedings or Orders that would be required to be disclosed on Form BD or Forms U-4 or U-5 (and which disciplinary proceedings or Orders are not actually disclosed on such person’s current Form BD or current Forms U-4 or U-5) to the extent that such Person or its associated persons is required to file such forms, or (D) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of such person as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act.
(24)Intellectual Property.
(a)The Company and the Company Subsidiaries own (free and clear of any Liens) or have a valid license to use all Intellectual Property used in or necessary to carry on their business as currently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) the use of any Intellectual Property by the Company or any of the Company Subsidiaries, to the Company’s knowledge, does not infringe, misappropriate or otherwise violate the rights of any person with respect to such Intellectual Property, (B) no person has asserted to the Company or any Company Subsidiary that the Company or any Company Subsidiary has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person and (C) no person is challenging, infringing on or otherwise violating any right of the Company or any of the Company Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or Company Subsidiaries. “Intellectual Property” shall mean trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.
(b)Each of the Company and the Company Subsidiaries has (A) complied in all material respects with all of its published
    46

privacy and data security policies and internal privacy and data security policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (B) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. Since January 1, 2018, to the Company’s knowledge, there has been no material loss, damage, or unauthorized access to, or modification or misuse of, any such personally identifiable information. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the Company’s knowledge, since January 1, 2018, no third party has gained unauthorized access to personally identifiable information on any Company Systems. As used herein, “Company Systems” shall mean the computer, information technology and data processing systems, facilities and services owned by the Company or any Company Subsidiary, including all software, hardware, networks, communications facilities, platforms and related systems and service.
(25)Risk Management Instruments. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all material derivative instruments, including swaps, caps, floors and option agreements to which the Company or any of its Subsidiaries is a party were entered into (i) only in the ordinary course of business consistent with past practice, (ii) in accordance with prudent practices and in all material respects with Laws and Orders and (iii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms (except as enforcement may be limited by the Enforceability Exceptions). To the Company’s knowledge, neither the Company, the Company Subsidiaries nor any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.
(26)Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations.
(a)Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or has been ordered to pay any civil money penalty by, or has been, since January 1, 2018, a recipient of any supervisory letter from, or since January 1, 2018, has adopted any board policies, procedures or board resolutions at the request or suggestion of, any Governmental Entity that currently restricts in any material respect the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, or that in any material manner relates to its capital adequacy, its liquidity and
    46

funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”). Each of the Company and each Company Subsidiary is and, since January 1, 2018, has been in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any written notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in any material respect with any such Regulatory Agreement.
(b)The Company has no knowledge of any facts and circumstances that would cause any Company Subsidiary banking institutions: (1) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (2) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the USA PATRIOT ACT (as defined below), any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other anti-money laundering statute, rule or regulation; or (3) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is not aware of any facts or circumstances which would cause it to believe that any nonpublic customer information has been disclosed to or accessed by an unauthorized third party.
(27)Environmental Liability. There is no legal, administrative, arbitral or other proceeding, claim or action of any nature seeking to impose on the Company or any Company Subsidiary, any liability or obligation of the Company or any Company Subsidiary with respect to any environmental health or safety matters or any private or governmental, health or safety investigations or remediation activities of any nature arising under common law or under any environmental, health or safety Law, pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary the result of which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to the Company’s knowledge, neither the Company nor any Company Subsidiary is subject to any Order by or with any Governmental Entity or third-party imposing any such environmental liability.
(28)Loan Portfolio.
(a)As of the date hereof, neither the Company nor any of the Company Subsidiaries is a party to any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets)
    46

(collectively, “Loans”) in which the Company or any Company Subsidiary is a creditor and that, as of September 30, 2020, had an outstanding balance of $500,000 or more and under the terms of which the obligor was, as of September 30, 2020, over 90 days or more delinquent in payment of principal or interest.
(b)Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Loan of the Company or any of the Company Subsidiaries with an outstanding balance of $500,000 or more as of September 30, 2020 (1) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (2) to the extent carried on the books and records of the Company and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (3) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by the Enforceability Exceptions).
(c)Each outstanding Loan of the Company and Company Subsidiaries was solicited and originated, and is and has been administered and, where applicable, serviced, in all material respects in accordance with the written underwriting standards of the Company and Company Subsidiaries and with all applicable Laws.
(d)There are no outstanding Loans made by the Company or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Board of Governors of the Federal Reserve System (the “Federal Reserve”)) of the Company or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.
(e)Neither the Company nor any of its Subsidiaries is now nor has it ever been since January 1, 2018, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale or servicing of mortgage or consumer Loans.
(29)Anti-takeover Provisions Not Applicable. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and those contemplated by the Voting Agreements will be deemed to be exceptions to the provisions of, or will otherwise not be subject to, Subchapter 25F of the Pennsylvania Business Corporation Law, and that any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law does not and will not apply to this Agreement or the Voting Agreement or to any of the transactions contemplated hereby or thereby.
    46

(30)Brokers and Finders. Except for Ardea Partners LP, neither the Company nor any Company Subsidiary nor any of their respective officers or directors, or to the Company’s knowledge, other employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby.
(31)Anti-Corruption and Anti-Bribery Laws
. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure compliance therewith.
(32)Compliance with Anti-Money Laundering Laws
. The operations of the Company and each of its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Anti-Money Laundering Laws is pending.
(33)Sanctions
(34). Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer or employee of the Company or any of its Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State or other relevant sanctions authority (collectively, “Sanctions”); nor is the
    46

Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (a “Sanctioned Country”); and the Company will not directly or indirectly knowingly use the proceeds of the transaction contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. Since January 1, 2018, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
Section iii.Representations and Warranties of Purchaser
. Purchaser represents and warrants to the Company, as of the date of this Agreement and as of the Closing, that:
(1)Organization and Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly licensed or qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified or licensed, except where failure to be so qualified or licensed would not, either individually or in the aggregate, reasonably be expected to materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby. Purchaser has the organizational power and authority and governmental authorizations to own or lease its properties and assets and to carry on its business as it is now being conducted.
(2)Authorization.
(a)Purchaser has the organizational power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Purchaser’s board of directors, general partner or managing members, as the case may be, and no further approval or authorization by any of its partners or other equity owners, as the case may be, is necessary for the execution and delivery by Purchaser of this Agreement or the Registration Rights Agreement, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. This Agreement has been, and at the Closing the Registration Rights Agreement will be, duly and validly executed and delivered by Purchaser and assuming due authorization, execution and delivery by the
    46

Company, is (or, in the case of the Registration Rights Agreement, will be) a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their respective terms (except as enforcement may be limited by the Enforceability Exceptions).
(b)Neither the execution, delivery or performance by Purchaser of this Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor performance by Purchaser of its obligations hereunder or thereunder (A) violates or will violate any provision of Purchaser’s certificate of limited partnership or partnership agreement or similar governing documents, (B) violates, conflicts with, or results in, or will violate, conflict with or result in, a breach of any provision of, or constitutes or will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or results or will result in the termination of, or results in or will result in the loss of any benefit or creation of any right on the part of any third party under, or accelerates or will accelerate the performance required by, or results in or will result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which Purchaser is a party or by which it may be bound, or to which Purchaser or any of the properties or assets of Purchaser may be subject, or (C) subject to compliance with the statutes and regulations referred to in Section 2.3(b)(iii), violate any Law applicable to Purchaser or any of its properties or assets, except, in the case of clauses (B) and (C), for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.
(c)Other than (A) the PADOB Approval and the filing of any application with respect thereto, (B) the filing of the Certificate of Designation and the Charter Amendment with the Pennsylvania Department of State, (C) the receipt of the Requisite Shareholder Approval and (D) compliance with any applicable securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, Order, consent or approval of, any Governmental Entity or any third party, nor expiration or termination of any statutory waiting period, is necessary for Purchaser to execute and deliver this Agreement or the Registration Rights Agreement, to consummate of the transactions contemplated by hereby or thereby or to perform its obligations hereunder or thereunder.
(3)Purchase for Investment. Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. Purchaser (i) is acquiring the Securities pursuant to an exemption from registration under the
    46

Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (ii) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, and (iv) is an “accredited investor” (as that term is defined in Rule 501 of the Securities Act).
(4)No “Bad Actor” Disqualification Events. Neither Purchaser nor, to Purchaser’s knowledge, its Affiliates, nor any of their respective officers, directors, employees, agents, partners or members, is subject to any “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act.
(5)Information. Purchaser acknowledges that: (i) Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Securities were registered under the Securities Act, nor is Purchaser being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Securities; (ii) Purchaser has conducted its own examination of the Company and the terms of the Securities to the extent Purchaser deems necessary to make its decision to invest in the Securities; and (iii) Purchaser has availed itself of publicly available financial and other information concerning the Company to the extent Purchaser deems necessary to make its decision to purchase the Securities.
(6)Ability to Bear Economic Risk of Investment. Purchaser recognizes that an investment in the Securities involves substantial risk. Purchaser has the ability to bear the economic risk of the prospective investment in the Securities, including the ability to hold the Securities indefinitely, and further including the ability to bear a complete loss of all of Purchaser’s investment in the Company.
(7)Ownership. As of the date of this Agreement, neither Purchaser nor any of its Affiliates (other than any Affiliate with respect to which Purchaser is not the party exercising control over investment decisions) are the owners of record or the Beneficial Owners of shares of Common Stock or securities convertible into or exchangeable for Common Stock. For purposes of this Agreement, a person shall be deemed to “Beneficially Own” any securities of which such person is considered to be a “Beneficial Owner” under Rule 13d-3 under the Exchange Act.
(8)Brokers and Finders. Neither Purchaser nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Purchaser, in connection with this Agreement or the transactions contemplated hereby.
    46

ARTICLE III.

COVENANTS
Section i.Filings; Other Actions
.
(1)Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party hereto shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. Purchaser and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to Laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party as contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party reasonably apprised of the status of matters referred to in this Section 3.1. To the extent permitted by Law, Purchaser shall promptly furnish the Company, and the Company shall promptly furnish Purchaser, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.
(2)Unless this Agreement has been terminated pursuant to Section 5.1, the Company shall include in the Company’s preliminary, if applicable, and definitive proxy statement on Schedule 14A for its annual meeting of shareholders to be held in 2021 (together, the “Annual Meeting Proxy”), a proposal to approve an amendment to the Company Articles, in the form attached hereto as Exhibit E (the “Charter Amendment”), to create, as a new class of common stock of the Company, the Non-Voting Common Stock. The Board of Directors shall unanimously recommend to the Company’s shareholders that such shareholders vote in favor of the Shareholder Proposal (the “Company Recommendation”).
(3)The Company shall (i) include the Company Recommendation in the Annual Meeting Proxy, (ii) if applicable, use reasonable best efforts to respond promptly to any comments of the SEC or its staff with respect to the Annual Meeting Proxy or any amendment thereto, (iii) use reasonable best efforts to cause Annual Meeting Proxy to be mailed
    46

to the Company’s shareholders not more than two Business Days after clearance thereof by the SEC, if applicable, and (iv) use reasonable best efforts to solicit proxies in favor of approving the Shareholder Proposal. The Company shall notify Purchaser promptly of the receipt of any comments from the SEC or its staff with respect to the Annual Meeting Proxy or any amendment thereto and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and shall promptly supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to the Annual Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Annual Meeting Proxy, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement.
(4)In connection with the Annual Meeting Proxy, the Company shall (i) provide Purchaser and its representatives with a reasonable opportunity to review in advance (but in no event shall such review period be less than five Business Days) any drafts of any such preliminary proxy statement, response to any comments of the SEC or its staff, correspondence, amendment, supplement and any such definitive proxy statement and accept any reasonable comments made by Purchaser or any of its representatives with respect to any such preliminary or definitive proxy statement, response, correspondence, amendment or supplement. Purchaser will reasonably cooperate with the Company in connection with the filings to be made by the Company in accordance with Section 3.1(b). Each of Purchaser and the Company agrees promptly to correct any information provided by it or on its behalf for use in the Annual Meeting Proxy if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by Laws.
(5)The Company shall not withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to Purchaser, the Company Recommendation or take any action, or make any public statement, filing or release inconsistent with the Company Recommendation.
Section ii.Access, Information and Confidentiality
.
(1)From the date hereof and continuing following the Closing for so long as Purchaser owns any Securities, the Company will (i) permit Purchaser, its Affiliates and any employees or other representatives of the Purchaser or any such Affiliate, to visit and inspect the properties of the Company and the Company Subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the principal officers of the Company or any Company Subsidiary, all upon reasonable notice and at such reasonable times and as often as Purchaser may reasonably request, (ii) make appropriate officers and directors of the Company and Company Subsidiaries available periodically and at such times as reasonably requested by Purchaser for consultation with Purchaser or its designated representative with respect to matters relating to the business
    46

and affairs of the Company and Company Subsidiaries and (iii) to the extent not prohibited by applicable Law (and with respect to events which require public disclosure in the Company’s reasonable determination, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the Purchaser or its designated representative in advance with respect to any significant corporate actions, and to provide Purchaser or its designated representative with the right to consult with the Company and Company Subsidiaries with respect to such actions. From Closing until the Board Representative is appointed to the Board of Directors of the Company, the Company will deliver to Purchaser, promptly following its delivery to the Company’s senior management, (A) the monthly financial reporting package delivered to the Company’s senior management and (B) any other periodic financial reports prepared by or on behalf of the Company and the Company’s Subsidiaries for the senior management of the Company. Any investigation pursuant to this Section 3.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any Company Subsidiary to disclose any information to the extent (x) prohibited by Law, (y) that the Company reasonably believes such information to be competitively sensitive proprietary information or (z) that such disclosure would reasonably be expected to cause a violation of any agreement made available to Purchaser to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of attorney-client privilege to the Company or any Company Subsidiary (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties). The Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(2)Purchaser and the Company shall hold all information furnished by or on behalf of the other party or its Affiliates or their respective Representatives in confidence to the extent required by, and in accordance with, the provisions of the non-disclosure agreement, dated July 21, 2020, among Purchaser and the Company (the “Confidentiality Agreement”).
(3)From the date hereof until the Closing, the Company shall not, and it shall cause its Affiliates and its and each such Affiliate’s respective representatives, directors, officers, employees, consultants, attorneys, accountants and agents (“Representative”) not to, directly or indirectly, without the prior written consent of Purchaser, (i) negotiate, enter into, agree to, pursue, solicit or encourage any offer or proposal, or the making of any offer or proposal, letter of intent or other indication of interest (including by way of furnishing any information concerning or relating to the Company or its business, whether oral, written, electronic or otherwise, including without limitation any and all notes, memoranda, summaries, compilations, forecasts, studies, data, analyses or other documents prepared by the Company or any of its Representatives which use, contain, are derived from, incorporate or otherwise reflect such information (collectively, the “Company Evaluation Material”), or access to any such Company Evaluation Material), or enter into any agreement, arrangement or understanding with respect to, or otherwise assist any person in such person’s consideration, evaluation or pursuit of, (1) a possible recapitalization or other disposition of a substantial portion of the assets of the
    46

Company or (2) any transaction substantially similar to the transaction contemplated hereby with any other person (other than Purchaser) (any such transaction, an “Alternative Transaction”) or (ii) provide any Company Evaluation Material or information relating to the transaction contemplated hereby or any Alternative Transaction to any other person in connection with or relating to any Alternative Transaction.
Section iii.Conduct of the Business
. Prior to the earlier of the Closing and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), the Company shall, and shall cause each Company Subsidiary to, use reasonable best efforts to carry on its business in the ordinary course of business consistent with past practice and maintain and preserve its and such Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it; provided that nothing in this sentence shall require any actions that are prohibited by applicable Law. During the Pre-Closing Period, the Company shall not, and shall cause its Subsidiaries not to:
(1)make, declare or pay any dividend (other than dividends on its Series A Preferred Stock and Series B Preferred Stock in the ordinary course of business consistent with past practice and in accordance with the terms thereof) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock; or
(2)amend the Company Articles, Company Bylaws or comparable governing or organizational document of any of the Company Subsidiaries (except as contemplated by this Agreement).
If the Company takes any action that would require any antidilution adjustment to be made under the Certificate of Designation or the Warrants as if issued on the date of this Agreement, the Company shall make appropriate adjustments such that Purchaser will receive the benefit of such transaction as if the Securities to be delivered and paid for by Purchaser on the Closing Date had been outstanding as of the date of such action.
Section iv.Preferred Stock Covenant
. The Company agrees to treat the Series C Preferred Stock as stock that participates in the corporate growth of the Company to a significant extent within the meaning of Treasury Regulation Section 1.305-5(a), and hence will not treat the Series C Preferred Stock as “preferred stock” for purposes of the Code.
    46

ARTICLE IV.

ADDITIONAL AGREEMENTS
Section i.Transfer Restrictions
.
(1)Restrictions on Transfer. From and after the Closing, Purchaser shall not, except as otherwise permitted in this Agreement, transfer, sell, assign or otherwise dispose of (“Transfer”) any shares of Series C Preferred Stock acquired pursuant to this Agreement, except Purchaser may Transfer:
(a)any shares of Series C Preferred Stock to any person at any time with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed);
(b)any shares of Series C Preferred Stock pursuant to a conversion in accordance with the Certificate of Designation;
(c)subject to Section 4.1(c), any shares of Series C Preferred Stock to any person at any time following the date that is the two year anniversary of the Closing Date; and
(d)any shares of Series C Preferred Stock in accordance with Section 4.1(b).
(2)Purchaser Permitted Transfers. Purchaser may at any time Transfer any portion or all of its Securities as follows (each, a “Permitted Transfer”):
(a)any Transfer of any Securities to (A) any Affiliate of Purchaser (any such transferee shall be included in the term “Purchaser”) or (B) any direct or indirect limited partner, shareholder or member of Purchaser, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement;
(b)any Transfer pursuant to a merger, division, consolidation, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control involving the Company or any Company Subsidiaries; provided that such transaction has been approved by the Board of Directors (or a committee thereof);
(c)any Transfer to the Company; and
    46

(d)to the extent Purchaser determines, in its reasonable discretion, that such Transfer is necessary or advisable to avoid a Materially Burdensome Condition.
(3)In the event Purchaser intends to effect the Transfer of any shares of Series C Preferred Stock owned by it in accordance with Section 4.1(a)(iii), it shall first offer to Transfer such shares to the Company in writing (the “ROFR Notice”). The ROFR Notice shall specify the number of shares to be Transferred and the proposed terms. The Company, if it desires to accept such offer, shall give Purchaser written notice to such effect (the “Acceptance Notice”) within two Business Days of its receipt of the ROFR Notice (the “Acceptance Period”). If the Company sends the Acceptance Notice to Purchaser during the Acceptance Period, the parties shall have five Business Days to negotiate definitive documents and consummate the Transfer. If the Company shall fail to give the Acceptance Notice to Purchaser during the Acceptance Period or otherwise elects not to participate in the Transfer, or if the parties fail to consummate such Transfer during such five Business Day period, Purchaser shall be free to consummate, within 120 days following the expiration of such five Business Day period (such date, the “ROFR Outside Date”), a Transfer with a third party; provided, however, that if on the ROFR Outside Date any requisite regulatory approval applicable to the proposed Transfer to such third party is outstanding, the ROFR Outside Date shall be automatically extended as necessary to obtain such regulatory approval (but not more than 6 months following the ROFR Outside Date).
Section ii.Governance Matters
.
(1)Purchaser may, within sixty days of the Closing Date, nominate one employee of Stone Point Capital LLC (or any of its subsidiaries or affiliates) to be appointed to the Board of Directors. The Company shall promptly cause such nominee (such nominee or any successor nominee selected by Purchaser, the “Board Representative”) to be appointed to the Board of Directors as a “Class II” director and to the board of directors of TriState Capital Bank as a Class “II” director (the “Bank Board of Directors”); provided that such Board Representative must be (i) reasonably acceptable to the Company and (ii) satisfy any applicable corporate governance requirements under SEC rules and regulations, the Nasdaq Exchange Listing Rules or similar authority as determined in the Company’s reasonable discretion; provided, further, that, in the case of clauses (i) and (ii), the Board Representative shall not be required to be “independent” under any such regulations or governance requirements. Following the expiration of the Board Representative’s initial term, so long as Purchaser together with its Affiliates Beneficially Owns in the aggregate at least 4.5% of the outstanding shares of Common Stock (including as outstanding for this purpose any shares of Common Stock issuable to any person upon conversion of the Series C Preferred Stock and shares of Common Stock issuable upon exercise of the Warrants, whether or not then convertible or exercisable by such person, and as adjusted from time to time for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in the Company’s capitalization), the Company will be required to (A)
    46

include the Board Representative in the Company’s slate of director nominees and recommend to its shareholders that the Company’s shareholders vote in favor of the electing the Board Representative to the Board of Directors at the Company’s annual meeting, (B) use reasonable best efforts to have the Board Representative elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors and (C) assuming the Board Representative is duly elected by the shareholders of the Company, the Company shall and shall cause TriState Capital Bank to take such action as may be necessary to appoint the Board Representative to the Bank Board of Directors. In the event that the Board Representative is not elected to the Board of Directors by the Company’s shareholders, the Company shall, to the extent permitted by the Company Articles and Company Bylaws, increase the size of the Board of Directors, and cause TriState Capital Bank to increase the Bank Board of Directors, by one and fill the resulting vacancies with the Board Representative.
(2)If Purchaser together with its Affiliates no longer Beneficially Own in the aggregate the minimum percentage of Securities specified above in Section 4.2(a), Purchaser will have no further rights under Sections 4.2(a) through 4.2(d) and, at the written request of the Board of Directors, shall use all reasonable best efforts to cause its Board Representative to resign from the Board of Directors and the Bank Board of Directors as promptly as reasonably practicable thereafter.
(3)At the option of the Board Representative, the Board of Directors shall cause the Board Representative to be appointed to one or more committees of the Board of Directors (or any successor committee thereto) and the Bank Board of Directors as selected by Purchaser so long as the Board Representative qualifies to serve on such committees under the applicable rules of The Nasdaq Stock Market, subject to the Company’s corporate governance guidelines and the charter of such committee.
(4)Subject to Section 4.2(a), Purchaser shall have the power to designate the Board Representative’s replacement upon the death, resignation, retirement, disqualification or removal from office of such director. The Board of Directors or the Bank Board of Directors, as applicable, will promptly take all action reasonably required to fill the vacancy resulting therefrom with such person (including using all reasonable best efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors or the Bank Board of Directors, as applicable).
(5)Without limiting the right of Purchaser and its Affiliates to provide additional compensation to the Board Representative, the Board Representative shall be entitled to receive from the Company and the Company Subsidiaries, if applicable, the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors or the Bank Board of Directors, as applicable, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the Bank Board of Directors, as applicable, or any committees thereof, to the same extent as the other members
    46

of the Board of Directors or the Bank Board of Directors, as applicable. The Company shall notify the Board Representative of all regular and special meetings of the Board of Directors or the Bank Board of Directors, as applicable, and shall notify the Board Representative of all regular and special meetings of any committee of the Board of Directors or the Bank Board of Directors, as applicable, of which the Board Representative is a member. The Company shall provide the Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors or the Bank Board of Directors, as applicable, concurrently as such materials are provided to the other members.
(6)The Company acknowledges that the Board Representative (a “Purchaser Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by Purchaser and/or certain of its affiliates (collectively, the “Purchaser Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to each Purchaser Indemnitee are primary and any obligation of Purchaser Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Purchaser Indemnitee are secondary), and (ii) that it shall be required to advance the full amount of expenses incurred by each Purchaser Indemnitee and shall be liable for the full amount of all expenses and liabilities, in each case, to the extent legally permitted and as required by the terms of this Agreement and the Company Articles and Company Bylaws (and any other agreement regarding indemnification between the Company and any Purchaser Indemnitee), without regard to any rights a Purchaser Indemnitee may have against any Purchaser Indemnitor. The Company further agrees that no advancement or payment by any Purchaser Indemnitor on behalf of any Purchaser Indemnitee with respect to any claim for which such Purchaser Indemnitee has sought indemnification from the Company shall affect the foregoing and Purchaser Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Purchaser Indemnitee against the Company. The Company and each Purchaser Indemnitee agree that Purchaser Indemnitors are express third-party beneficiaries of the terms of this Section 4.2(f).
Section iii.Legend
.
(1)Purchaser agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect, except that the legend in clause (ii) below will only appear on Series C Preferred Stock:
(a)THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT RELATING THERETO IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE
    46

LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.
(b)THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF OCTOBER 10, 2020, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.
(2)Upon request of Purchaser, the Company shall promptly cause clause (i) of the legend to be removed from any certificate for any Securities held by Purchaser or any of its Affiliates; provided that Purchaser will provide supporting documentation to the Company to the effect that such legend is no longer required under the Securities Act. The Company shall, whether or not requested by Purchaser, cause clause (ii) of the legend to be removed upon the two year anniversary of the Closing Date.
Section iv.Bank Regulatory Matters
. Notwithstanding anything to the contrary in this Agreement, (a) neither the Company nor any Company Subsidiary shall take any action (including any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of Purchaser’s pro rata proportion) and (b) Purchaser shall not be required to take any action, or accept or agree to the existence of any condition, in each case, that would reasonably be expected to pose a substantial risk that Purchaser, its Affiliates or any of their partners or principals would (x) be deemed to own, control or have the power to vote 10% or more of any class of voting securities of the Company for purposes of any applicable federal or state banking Law or regulation, (y) control, or be presumed to control, the Company for purposes of the BHC Act or the Change in Bank Control Act of 1978, as amended (the “CIBC Act”), or (z) become subject to any requirement, restriction or condition imposed by any Governmental Entity pursuant to any federal or state banking Law in connection with the transactions contemplated hereby that would be materially burdensome to them (each of (x) through (z), a “Materially Burdensome Condition”). In the event either party believes that the imposition of a Materially Burdensome Condition is reasonably likely to occur, it shall promptly notify the other party hereto and shall cooperate in good faith with such party to modify ownership or, to the extent commercially reasonable, make other arrangements or take any other action, in each case, as is necessary or advisable to avoid imposition of the Materially Burdensome Condition.
Section v.Reservation for Issuance
. The Company shall reserve that number of shares of Voting Common Stock, Non-Voting Common Stock and Series C Preferred Stock sufficient for issuance, including upon exercise or conversion, of Securities owned at any time by Purchaser, without regard to any limitation on
    46

such conversion or exercise; provided that in the case of the Series C Preferred Stock and the Warrants, the Company shall reserve such sufficient number of shares of Non-Voting Common Stock promptly following receipt of the Requisite Shareholder Approval pursuant to Section 3.1(b), and provide Purchaser with written evidence that the Board of Directors has adopted a resolution so reserving such shares.
Section vi.Certain Transactions
. The Company will not merge or consolidate into, or sell, transfer, divide or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.
Section vii.Indemnity
.
(1)The Company agrees to indemnify, defend and hold harmless Purchaser and its Affiliates and each of their respective officers, directors, partners, members, employees, representatives, successors and permitted assigns, and each person who controls Purchaser within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent not prohibited by law, from and against any and all actions, suits, claims, proceedings, costs, losses, diminution in value, Taxes, liabilities, damages, payments, fees, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of, relating to or resulting from (i) any inaccuracy in or breach of any (A) Company Fundamental Representation or (B) any other representation or warranty of the Company set forth in this Agreement or any certificate delivered pursuant hereto, (ii) the Company’s breach of any agreements or covenants made by the Company in this Agreement or (iii) any action, suit, claim, proceeding or investigation by any Governmental Entity, shareholder of the Company or any other person (other than the Company) relating to this Agreement or the transactions contemplated hereby.
(2)Purchaser agrees to indemnify, defend and hold harmless each of the Company and its Subsidiaries and each of their respective officers, directors, partners, members, employees, representatives, successors and permitted assigns, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent not prohibited by law, from and against any and all Losses arising out of, relating to or resulting from (i) any inaccuracy in or breach of any of Purchaser’s representations or warranties in this Agreement or any certificate delivered pursuant hereto or (ii) Purchaser’s breach of any agreements or covenants made by Purchaser in this Agreement.
(3)A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim that does not result from a third party with respect to which it seeks
    46

indemnification (a “Direct Claim”) promptly after the discovery by such Indemnified Party of any matters giving rise to such claim. Such notice (a “Claim Notice”) shall describe in reasonable detail, to the extent practicable, such claim. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to the Direct Claim (a “Response Notice”). If the Indemnifying Party does not deliver a Response Notice within such 30-day period, the Indemnifying Party shall be deemed to have agreed to such claim and the Indemnifying Party’s obligation to indemnify, compensate or reimburse the Indemnified Party for the full amount of all Losses related to or resulting therefrom.
(4)In case any such Action is brought against an Indemnified Party by any person who is not a party to this Agreement or an Affiliate of any party to this Agreement or a representative of any of the foregoing, with respect to which the Indemnifying Party is or may be obligated to provide indemnification under this Section 4.7 (a “Third Party Claim”), the Indemnified Party shall, as promptly as reasonably practicable, cause a Claim Notice regarding any Third Party Claim of which it has knowledge that is covered by this Section 4.7 to be delivered to the Indemnifying Party. The Indemnifying Party shall have 20 days after its receipt of such Claim Notice to notify the Indemnified Party that, subject to the other provisions of this Section 4.7, the Indemnifying Party has elected to conduct and control the defense, negotiation or settlement of the applicable Third Party Claim and any Action resulting therefrom with counsel reasonably acceptable to the Indemnified Party and at the Indemnifying Party’s sole cost and expense. If the Indemnifying Party elects to assume the defense of a Third Party Claim, (i) the Indemnifying Party will be deemed to have thereby irrevocably and automatically waived any rights it may have to contest its obligations to indemnify the Indemnified Party under this Agreement for Losses indemnifiable hereunder arising out of or resulting from such Third Party Claim and (ii) the Indemnified Party will have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing at its own expense; provided that if the Indemnified Party is advised by outside counsel that an actual or potential conflict of interest (including one or more legal defenses or counterclaims being available to such Indemnified Party or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party) would make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party with respect to the Third Party Claim, then the Indemnifying Party shall pay the reasonable, out-of-pocket and documented fees, costs and expenses of counsel employed by the Indemnified Party; provided, further, that the Indemnifying Party shall not be required to pay for more than one such counsel (plus one local counsel in each relevant and applicable foreign jurisdiction) for all Indemnified Parties in connection with any Third Party Claim. If the Indemnifying Party does not assume the defense of the Third Party Claim within the 20-day period referenced in this Section 4.7, (x) the Indemnified Party may defend against the Third Party Claim and (y) the Indemnifying Party will have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing at its own expense. The Indemnifying Party shall be liable to the Indemnified Party for the reasonable, documented and out-of-pocket fees, costs and expenses (including attorneys’ fees and disbursements) incurred by the Indemnified Party during any period in which the Indemnifying Party has not elected to assume the defense of a Third Party Claim.
    46

(5)Notwithstanding anything in this Section 4.7 to the contrary, (i) the Indemnified Party shall not, without the prior written consent of the Indemnifying Party, (x) consent to the entry of any Order, (y) settle or compromise or (z) enter into any settlement agreement with respect to, any Third Party Claim, unless such Order or proposed settlement or compromise involves an unconditional release of the Indemnifying Party and does not contain any admission or finding of wrongdoing on behalf of the Indemnifying Party and (ii) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, (x) consent to the entry of any Order, (y) settle or compromise or (z) enter into any settlement with respect to, any Third Party Claim, unless the Order or proposed settlement or compromise (A) involves only the payment of money damages against which the Indemnified Party is indemnified by the Indemnifying Party, (B) does not impose an injunction or other equitable relief upon the Indemnified Party and (C) does not involve a finding or admission of any violation of Law or other wrongdoing by the Indemnified Party.
(6)The failure by an Indemnified Party to timely or properly provide, pursuant to Section 4.7(c) or Section 4.7(d), any Claim Notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent, and only to the extent that, the Indemnifying Party is actually and directly prejudiced by such failure.
(7)For purposes of the indemnity contained in Section 4.7(a)(i) and Section 4.7(b)(i), all qualifications and limitations set forth in such representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import (other than the reference to “Material Adverse Effect” in Section 2.2(j)(iii)), shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement or any certificate delivered pursuant hereto.
(8)Except in the case of fraud, the Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.7(a)(i)(B), (i) with respect to any claim for indemnification if the amount of Losses with respect to such claim (including a series of related claims) is less than $25,000 (any claim or series of related claims involving Losses less than such amount being referred to as a “De Minimis Claim”) and (ii) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.7(a)(i)(B) exceeds $1,000,000 (the “Threshold Amount”), in which event the Company shall be responsible for only the amount of such Losses in excess of the Threshold Amount. Except in the case of fraud, Purchaser shall not be required to indemnify the Indemnified Parties pursuant to Section 4.7(b)(i), (1) with respect to any De Minimis Claim and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.7(b)(i) exceeds the Threshold Amount, in which event Purchaser shall be responsible for only the amount of such Losses in excess of the Threshold Amount. Except in the case of fraud, the cumulative indemnification obligation of the Company under Section 4.7(a)(i)(B) shall in no event exceed the Purchase Price and the cumulative indemnification obligation of Purchaser under Section 4.7(b)(i) shall in no event exceed the Purchase Price.
    46

(9)Any claim for indemnification pursuant to Section 4.7(a)(i)(B) or 4.7(b)(i) can only be brought on or prior to the second anniversary of the Closing Date; provided that a claim for indemnification pursuant to Section 4.7(a)(i)(B) with respect to any inaccuracy in or breach of any representation or warranty set forth in Section 2.2(i) can be brought at any time on or prior to the sixtieth (60th) day after the expiration of the applicable statute of limitations; provided, further that if notice of a claim for indemnification pursuant to this Section 4.7(a)(i)(B) or 4.7(b)(i) is provided prior to the end of the applicable foregoing survival period with respect thereto, then the obligation to indemnify, defend and hold harmless in respect of such inaccuracy or breach shall survive as to such claim until such claim has been finally resolved. Any claim for indemnification pursuant to Section 4.7(a)(ii) or Section 4.7(b)(ii), in each case, with respect to any breach of any covenants or agreements contained herein the contemplate performance in full at or prior to the Closing can only be brought on or prior to the twelve (12) month anniversary of the Closing Date; provided that if notice of a claim for indemnification pursuant to Section 4.7(a)(ii) or Section 4.7(b)(ii) is provided prior to the end of such twelve (12) month period, then the obligation to indemnify, defend and hold harmless in respect of such breach shall survive as to such claim until such claim has been finally resolved. Except as otherwise provided in this Section 4.7(i), all claims for indemnification hereunder shall survive indefinitely.
(10)The indemnity provided for in this Section 4.7 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy in or breach of any representation or warranty or any breach of any covenant or agreement contained in this Agreement to the extent such covenant or agreement was required by its terms to be performed or complied with in full at or prior to the Closing; provided that nothing herein shall limit in any way any party’s rights or remedies with respect to fraud by any other party in connection with this Agreement or the transactions contemplated hereby.
(11)No investigation of the Company by Purchaser, or by the Company of Purchaser, whether prior to or after the date hereof shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.
(12)Any indemnification payments pursuant to this Section 4.7 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.
Section viii.Exchange Listing
. The Company shall use reasonable best efforts to cause (a) the shares of Voting Common Stock issued hereunder and shares of Voting Common Stock to be issued upon the conversion of the Series C Preferred Stock and/or exercise of the Warrants to be approved for listing on The Nasdaq Global Select Market, subject to official notice of issuance, as promptly as practicable, and in any event before the Closing and (b) the shares of Non-Voting Common Stock issuable on conversion of the Series C Preferred Stock and/or on exercise of the Warrants and shares of Voting Common Stock issuable on Non-Voting Common Stock to be approved for listing on
    46

The Nasdaq Global Select Market, subject to official notice of issuance, prior to the third (3rd) Business Day following the receipt of the Requisite Shareholder Approval.
Section ix.Section 16(b) of Exchange Act
. The Company has adopted, or as soon as practicable after the date hereof shall adopt, resolutions under and in accordance with Rule 16b-3(d)(1) under the Exchange Act exempting from Section 16(b) of the Exchange Act the acquisition of Voting Common Stock at the Closing to the extent Section 16(b) of the Exchange Act is applicable to such acquisition of Voting Common Stock at the Closing.
Section x.Certificate of Designation
. In connection with the Closing, the Company shall file the Certificate of Designation in the form attached to this Agreement as Exhibit A with the with the Pennsylvania Department of State.
Section xi.Articles of Amendment
. Promptly (and in any event no later than the second (2nd) Business Day) following the receipt of the Requisite Shareholder Approval, the Company shall file the Charter Amendment with the Pennsylvania Department of State.
Section xii.Voting Agreements
. The Company shall, promptly following the execution and delivery of this Agreement, and in any event prior to the Closing, enter into the Voting Agreements with the Company’s directors and “named executive officers” (as defined in Item 402 of Regulation S-K under the Securities Act). The Company shall, to the fullest extent permitted under Law, enforce all of its rights and fulfill all of its obligations under each of the Voting Agreements. Without the prior written consent of the Purchaser, the Company shall not amend, modify, withdraw or terminate any of the Voting Agreements or waive any of its rights thereunder.
Section xiii.Form D and Blue Sky
. The Company agrees to timely file a Form D pursuant to Regulation D under the Securities Act with respect to the Securities issued to Purchaser. As soon as reasonably practicable following any reasonable request by the Company to Purchaser for any information from Purchaser that is necessary for the Company to prepare and file a Form D pursuant to Regulation D under the Securities Act with respect to the Securities issued to Purchaser, Purchaser shall, to the extent such information is available to or known by Purchaser, provide the Company with such information. The Company, on or before the Closing Date, shall take such action as may be reasonably necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall, at its sole cost and expense, make all filings and reports
    46

relating to the offer and sale of the Securities required under applicable securities or blue sky laws of the states of the United States following the Closing Date.
Section xiv.Use of Proceeds
. The Company shall only use the net proceeds from the sale of the Securities hereunder for general corporate purposes, which may include working capital, providing capital to support the organic growth of TriState Capital Bank or funding the opportunistic acquisition of similar or complementary financial service organizations and may use a portion of such net proceeds to repay outstanding indebtedness of the Company or any of its Subsidiaries.
Section xv.No Change of Control
. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Securities to the Purchaser will not trigger a “change of control” or other similar provision in any Material Contracts and any employment, “change in control,” severance or other employee or director compensation agreements or any Benefit Plan of the Company or any Company Subsidiary, which results in payments to the counterparty or the acceleration of vesting of benefits.
Section xvi.Notice of Certain Events
. Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to the Closing that would constitute a violation or breach of this Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 1.2(b)(ii) or 1.2(b)(iii), and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware that would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof; provided that delivery of any notice pursuant to this Section 4.16 shall not modify the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company shall provide prompt written notice to Purchaser if the Company becomes aware that transactions and business relationships between the Company and the Purchaser Entities will, or are reasonably likely to, generate in the aggregate 7% or more of the total annual consolidated revenues or expenses of the Company. For purposes of this section, the term “Purchaser Entities” means those companies identified by Purchaser to Company in writing from time to time as being controlled by, or otherwise affiliated with, Purchaser for purposes of the BHC Act.
Section xvii.Shareholder Litigation
. The Company shall promptly inform the Purchaser of any actual or threatened Action against the Company, any Company Subsidiary or any of the past or present executive officers or
    46

directors of the Company or any Company Subsidiary by or on behalf of any shareholder of the Company in connection with or relating to the transactions contemplated hereby (“Shareholder Litigation”). The Company shall consult with Purchaser and keep Purchaser informed of all material filings and developments relating to any such Shareholder Litigation.
Section xviii.Corporate Opportunities
. Each of the parties hereto acknowledges that the Purchaser and its Affiliates and related investment funds may review the business plans and related proprietary information of any enterprise, including enterprises that may have products or services that compete directly or indirectly with those of the Company and the Company Subsidiaries, and may trade in the securities of such enterprise. None of the Purchaser, any of its Affiliates, any related investments funds or any of their respective Affiliates shall be precluded or in any way restricted from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company and the Company Subsidiaries. The Company expressly acknowledges and agrees that: (a) the Purchaser and any related investment funds, and any of their respective Affiliates, have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company and the Company Subsidiaries; (b) the Board Representative, and any of his or her Affiliates, have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company and the Company Subsidiaries; (c) in the event that Purchaser, the Board Representative or any related investment funds, or any of their respective Affiliates, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of the Company Subsidiaries, none of Purchaser, any related investment funds, or any of their respective Affiliates, shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of the Company Subsidiaries; (d) in the event that the Board Representative, or any of his or her respective Affiliates, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of the Company Subsidiaries, neither Board Representative nor any such Affiliate shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of the Company Subsidiaries; and (e) notwithstanding any provision of this Agreement to the contrary, none of the Purchaser, any related investment fund, the Board Representative or any of their respective Affiliates shall be liable to the Company or any of the Company Subsidiaries or shareholders of the Company for breach of any duty (contractual or otherwise) by reason of the fact that Purchaser or any related investment fund thereof, the Board Representative, or any of their respective Affiliates, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company; provided, however, in the case of the foregoing clauses (b) and (d), if the Board Representative is presented with any potential transaction or corporate opportunity that is specifically identified as a potential transaction or corporate opportunity for the Company or its Subsidiaries (a “Company Opportunity”), then the Board Representative shall be required to first present such Company Opportunity to the Company prior to the Board Representative’s pursuit of, or investment in, such Company Opportunity.
    46

Section xix.Reservation of Shares
. Upon receipt of the Requisite Shareholder Approval and the Charter Amendment being declared effective by the Pennsylvania Department of State, the Company shall at all times ensure that a sufficient number of shares of Voting Common Stock is reserved for issuance upon any conversion of shares of Non-Voting Common Stock that are issued from time to time.
    46

ARTICLE V.

TERMINATION
Section i.Termination
. This Agreement may be terminated prior to the Closing:
(1)by mutual written agreement of the Company and Purchaser;
(2)by the Company or Purchaser, upon written notice to the other party, in the event that the Closing does not occur on or before February 10, 2021 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;
(3)by the Company or Purchaser, upon written notice to the other party, in the event that any Governmental Entity shall have issued any Order or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable; or
(4)by either the Purchaser or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of the Company, in the case of a termination by Purchaser, or Purchaser, in the case of a termination by the Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 1.2(b)(ii), in the case of a termination by Purchaser, or Section 1.2(b)(iii), in the case of a termination by the Company, and which is not cured within five days following written notice to the Company, in the case of a termination by Purchaser, or to Purchaser, in the case of a termination by the Company, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date).
Section ii.Effects of Termination
. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2(b), Section 4.7, this Section 5.2 and Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from any liability for fraud or intentional breach of any representation, warranty, covenant or agreement set forth in this Agreement.
    46

ARTICLE VI.

MISCELLANEOUS
Section i.Survival
.
(1)Each of the representations and warranties set forth in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing under this Agreement for a period of eighteen (18) months following the Closing Date (or until final resolution of any claim or action arising from the breach of or inaccuracy in any such representation and warranty, if notice of such breach or inaccuracy was provided prior to the end of such period) and thereafter, except in the case of fraud, shall expire and have no force and effect; provided that the Company Fundamental Representations shall survive indefinitely.
(2)Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the twelve (12) month anniversary of the Closing Date (or until final resolution of any claim or action arising from the breach of such covenant if notice of such breach was provided prior to the end of such period).
Section ii.Expenses
.
(1)Except as otherwise provided in Section 6.2(b), each of the parties hereto will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; provided, however, that the costs and expenses of printing and mailing the Annual Meeting Proxy and all filing and other fees paid to the SEC in connection with the transactions contemplated hereby shall be borne by the Company.
(2)Purchaser shall, either contemporaneously with the Closing or within a reasonable period of time thereafter, deliver to the Company reasonable documentation with respect to the out-of-pocket expenses incurred by Purchaser or any of its Affiliates in connection with the negotiation and execution of this Agreement and the Ancillary Transaction Documents and the consummation of the transactions contemplated hereby and thereby (the “Purchaser Transaction Expenses”). Promptly following the receipt of such reasonable documentation, the Company shall, by wire transfer of immediately available funds to an account designated by Purchaser, reimburse Purchaser for the Purchaser Transaction Expenses; provided that the Company shall not be required to reimburse Purchaser for an amount of Purchaser Transaction Expenses in excess of $400,000.
    46

Section iii.Amendment; Waiver
. No amendment or waiver of any provision of this Agreement will be effective with respect to any party hereto unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section iv.Counterparts; Execution
. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. This Agreement may be executed by facsimile, email or electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other applicable law (e.g., www.docusign.com or by .pdf signature) by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.
Section v.Governing Law
. This Agreement, and all matters arising out of this Agreement and the transactions contemplated hereby, shall be governed by and construed in accordance with the internal Laws of the State of Pennsylvania without giving effect to any laws, rules or provisions of the State of Pennsylvania that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of Pennsylvania. The parties hereto submit to the exclusive jurisdiction of the courts of the State of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in respect of the interpretation and enforcement of the provisions of this Agreement and any related agreement, certificate or other document delivered in connection herewith and by this Agreement waive, and agree not to assert, any defense in any action for the interpretation or enforcement of this Agreement and any related agreement, certificate or other document delivered in connection herewith that they are not subject to such jurisdiction or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts, that the action is brought in an inconvenient forum, or that the venue of the action is improper. Each party hereto agrees that service in person or by certified or by nationally recognized overnight courier to its address set forth in Section 6.7 shall constitute valid in personam service upon such party and its successors and assigns in any Action commenced pursuant to this Section 6.5. Each party hereto hereby acknowledges that this is a commercial transaction, that the foregoing provisions for service of process and the following provisions for waiver of jury trial have been read, understood and voluntarily agreed
    46

to by each party and that by agreeing to such provisions each party is waiving important legal rights.
Section vi.WAIVER OF JURY TRIAL
. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section vii.Notices
. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) when sent, if delivered by email (provided that no “error message” or other notification of non-delivery is generated). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
(1)If to Purchaser:
T-VIII PUBOPPS LP
c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich, CT 06830
Attn:     [***]
Telephone:     [***]
Email:     [***]
with a copy to (which copy alone shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:     Sven G. Mickisch
Telephone:    212-735-3554
    46

Email:     sven.mickisch@skadden.com
(2)If to the Company:
TriState Capital Holdings, Inc.
One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, Pennsylvania 15219
Attn:     General Counsel

Telephone:    [***]
Email:     [***]
with a copy to (which copy alone shall not constitute notice):
Covington & Burling LLP
620 8th Ave,
New York, NY 10018
Attn:     Christopher DeCresce
Telephone:     212-841-1017
Email:     cdecresce@cov.com
Section viii.Entire Agreement; Assignment
. (a) This Agreement (including the Company Disclosure Schedule and Exhibits and Schedules hereto), the Ancillary Transaction Documents and any other agreements executed on the date hereof by the parties hereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, with respect to the subject matter hereof; and (b) neither party will assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party (any attempted assignment in contravention hereof being null and void); provided that Purchaser may assign its rights and obligations under this Agreement to any Affiliate, but only if the assignee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such assignee shall be included in the term “Purchaser”); provided, further, that no such assignment shall relieve Purchaser of its obligations hereunder.
Section ix.Interpretation; Other Definitions
. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not
    46

attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:
(1)the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control”(including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise; provided that “Affiliate” shall not include any portfolio company of any investment fund affiliated with or managed by such Person;
(2)the word “or” is not exclusive;
(3)the words “including,” “includes,” “included”, “include” and other words of similar import are deemed to be followed by the words “without limitation”;
(4)the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;
(5)“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the Commonwealth of Pennsylvania generally are authorized or required by law or other governmental action to close;
(6)a “party” hereto means the Company or Purchaser and references to “parties” hereto means the Company and Purchaser unless the context otherwise requires;
(7)“person” means an individual, a corporation, a partnership, an association, a limited liability company, a Government Entity, a trust or other entity or organization; and
(8)the words “provided,” “delivered” or “made available” (or any phrase of similar import) with respect to the Company or its Affiliates shall mean, with respect to any document, information or agreement, that such document, information or agreement has been posted to the electronic data room hosted by ShareFile at https://tscbank.sharefile.com/ under the folder labeled “Project Monarch SP” at least two Business Days prior to the date hereof.
(9)to the “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the executive officers of the Company.
Section x.Captions
    46

. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.
Section xi.Severability
. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties hereto shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
Section xii.No Third Party Beneficiaries
. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 4.7 and Section 4.2(f) shall inure to the benefit of the persons referred to in that Section.
Section xiii.Certain Adjustments
. If, following the date of this Agreement and prior to Closing, the Company effects a stock split, sub-division, combination, reverse stock split or other similar transaction involving the capitalization of the Company, the number of shares of Voting Common Stock (including shares of Voting Common Stock underlying the Warrant) and Series C Preferred Stock shall be, at Purchaser’s option, automatically and proportionally adjusted.
Section xiv.Public Announcements
. Subject to each party’s disclosure obligations imposed by Law or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all press releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor Purchaser will make any such press release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld, conditioned or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.
Section xv.Specific Performance
    46

. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
Section xvi.Non-Recourse
. All claims or causes of action or other Actions (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) or the transactions contemplated hereby, may be made only against the entities that are expressly identified as parties hereto. No person who is not a named party to this Agreement, including any past, present or future director, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney or representative of any named party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or the transactions contemplated hereby or for any claim based on, in respect of, or by reason of (a) this Agreement or any Ancillary Transaction Document or the negotiation, performance or execution of any of the transactions contemplated hereby or thereby, (b) any breach or violation of this Agreement or any Ancillary Transaction Document, or (c) any failure of any transaction contemplated hereunder or under any Ancillary Transaction Document to be consummated; and each party hereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliate.
[Signature page follows]

    46

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.
TRISTATE CAPITAL HOLDINGS, INC.
By:     /s/    James F. Getz
    Name:    James F. Getz
    Title:    Chairman, President and Chief         Executive Officer

[Signature Page to Investment Agreement]

T-VIII PUBOPPS LP

By:     T-VIII PubOpps GP LLC, its sole general partner

By:    Trident VIII, L.P., its managing member

By:     Trident Capital VIII, L.P., its sole general partner

By:    DW Trident GP, LLC, a general partner
By:    /s/David J. Wermuth
                            Name:    David J. Wermuth
                            Title:    Member

[Signature Page to Investment Agreement]

EXHIBIT A

CERTIFICATE OF DESIGNATION
OF THE
SERIES C PERPETUAL NON-CUMULATIVE CONVERTIBLE
NON-VOTING PREFERRED STOCK
OF
TRISTATE CAPITAL HOLDINGS, INC.
Pursuant to the provisions of the Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), of TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), and Section 1522 of the Pennsylvania Business Corporation Law, the undersigned officer of the Company does hereby submit for filing this Certificate of Designation:
FIRST: The name of the Company is TriState Capital Holdings, Inc.
SECOND: 788 shares of the authorized preferred stock of the Company are hereby designated “Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock”.
The preferences, limitations, voting powers and relative rights of the Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock are as follows:
DESIGNATION
Section 1.Designation. There is hereby created out of the authorized and unissued shares of such preferred stock of the Company a series of preferred stock designated as the “Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock” (the “Series C Preferred Stock”). The number of shares constituting such series shall be 788. The par value of the Series C Preferred Stock shall be none, and the liquidation preference of the Series C Preferred Stock shall be $100,000 per share.
Section 2.Ranking. The Series C Preferred Stock will, with respect to dividend and distribution rights and rights on liquidation, winding-up and dissolution, rank (a) junior to all existing and future indebtedness and other liabilities of the Company and any class or series of preferred stock that expressly provides in the articles of amendment or certificate of designation creating such preferred stock that it ranks senior to the Series C Preferred Stock (subject to any requisite consents prior to issuance), (b) equally with any existing and future series of preferred stock that does not by its terms rank junior or senior to the Series C Preferred Stock, including the (x) 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and (y) the 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) (any such existing and future series of preferred stock, the “Parity Securities”) and (c) senior to (i) any existing or future class of the voting common stock, no par value, of the Company (the “Voting Common Stock”), and, if any, the non-voting common stock, no par value, of the Company (the “Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”) and (ii) any existing and
DC: 7392550-6

future class or series of preferred stock of the Company that by its terms ranks junior to the Series C Preferred Stock ((i) and (ii) collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.
Section 3.Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:
(a)“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, provided that “Affiliate” shall not include any portfolio company of any investment fund affiliated with or managed by such Person.
(b)“Articles of Incorporation” has the meaning set forth in the preamble.
(c)“BHC Act” means the Bank Holding Company Act of 1956, as amended.
(d)“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.
(e)“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York are generally required or authorized by law to be closed.
(f)“Certificate of Designation” means this Certificate of Designation of the Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock of the Company, dated ____.
(g)“CBC Act” means Change in Bank Control Act of 1978, as amended.
(h)“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on The NASDAQ Global Select Market on such date. If the Common Stock is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that
72

date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.
For purposes of this Certificate of Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.
(i)“Common Stock” has the meaning set forth in Section 2.
(j)“Company” has the meaning set forth in the preamble.
(k)“Conversion Date” has the meaning set forth in Section 9(e).
(l)“Conversion Price” means, for each share of Series C Preferred Stock, $13.75, as the same may be adjusted from time to time in accordance with the terms of this Certificate of Designation.
(m)“Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date of the issuance, dividend or distribution in question and the day before the Ex-Date with respect to the issuance or distribution, giving rise to an adjustment to the Conversion Price pursuant to Section 11.
(n)“Dividend Payment Date” has the meaning set forth in Section 4(b).
(o)“Dividend Period” means the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which shall be the period from, and including, the Effective Date to, but excluding, the next succeeding Dividend Payment Date.
(p)“Effective Date” means the date on which shares of the Series C Preferred Stock are first issued.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
(r)“Exchange Property” has the meaning set forth in Section 12(a).
(s)“Ex-Date” when used with respect to any issuance, dividend or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 11, means the first date on which the Common Stock or other securities trade without the right to receive the issuance, dividend or distribution.
72

(t)“Holder” means the Person in whose name the shares of the Series C Preferred Stock are registered, which may be treated by the Company as the absolute owner of the shares of Series C Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.
(u)“Investment Agreement” means the Investment Agreement, dated as of October 10, 2020, as may be amended from time to time, between the Company and Purchaser.
(v)“Junior Securities” has the meaning set forth in Section 2.
(w)“Liquidation Preference” means, as to the Series C Preferred Stock, $100,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series C Preferred Stock).
(x)“Mandatory Conversion” has the meaning set forth in Section 10(a).
(y)“Mandatory Conversion Date” has the meaning set forth in Section 10(a).
(z)“Non-Voting Common Stock” has the meaning set forth in Section 2.
(aa)“Officer” means the Chief Executive Officer, the Chief Operating Officer, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
(ab)“Parity Securities” has the meaning set forth in Section 2.
(ac) “Permitted Regulatory Transfer” means any transfer (i) in a Widespread Public Distribution; (ii) to the Company; (iii) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any class of voting securities of the issuing company; or (iv) to a transferee that would control more than 50% of every class of voting securities of the issuing company without any transfer from the person.
(ad)“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
(ae)“Preferred Stock” means the preferred stock, no par value, of the Company.
(af)“Purchaser” means T-VIII PubOpps LP, a Delaware limited partnership.
(ag)“Record Date” has the meaning set forth in Section 4(e).
(ah)“Reorganization Event” has the meaning set forth in Section 12(a).
(ai)“Requisite Shareholder Approval” has the meaning set forth in the Investment Agreement.
(aj)“Securities” has the meaning set forth in the Investment Agreement.
72

(ak)“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
(al)“Series A Preferred Stock” has the meaning set forth in Section 2.
(am)“Series B Preferred Stock” has the meaning set forth in Section 2.
(an)“Series C Preferred Stock” has the meaning set forth in Section 1.
(ao)“Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity of which such first person (i) is, or directly or indirectly has the power to appoint, a general partner, manager or managing member or others performing similar functions or (ii) directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions.
(ap)“Trading Day” means a day on which the shares of Common Stock:
(i)are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and
(ii)have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
(aq)“Widespread Public Distribution” means any widespread public offering (including, without limitation, in a Block Trade (as defined in the Registration Rights Agreement), an Underwritten Shelf Take-Down (as defined in the Registration Rights Agreement) or any other transfer to an underwriter for the purpose of conducting a widespread public distribution or sale of securities, or sales pursuant to Rule 144 under the Securities Act).
Section 4.Dividends.
(a)From and after the Effective Date, each Holder shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of assets legally available therefor, non-cumulative dividends, in accordance with the terms set forth in this Section 4, based on the aggregate Liquidation Preference of all shares of Series C Preferred Stock held by such Holder, at a per share rate equal to 6.75% per annum, for each quarterly Dividend Period occurring from, and including, the Effective Date, payable in cash and/or, at the option of such Holder, in kind in additional shares of Series C Preferred Stock (such in kind dividend, a “PIK Dividend”). The Holders shall be entitled to share in the distributions referred to in Section 4(l).
(b)Commencing on and including the Effective Date, dividends shall accrue on each share of Series C Preferred Stock based on the Liquidation Preference of such share of Series C Preferred Stock at the rate set forth in Section 4(a) and shall be payable quarterly in arrears on
72

January 1, April 1, July 1 and October 1 of each year (each, a “Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day.
(c)With respect to any dividends declared by the Board of Directors (or a duly authorized committee thereof), each Holder shall have the right to elect to receive, with respect to all or any portion of the shares of Series C Preferred Stock held by such Holder, a PIK Dividend in lieu of a cash dividend. With respect to the payment of any PIK Dividend, the number of shares of Series C Preferred Stock to be issued in payment of such PIK Dividend with respect to each outstanding share of Series C Preferred Stock shall be determined by dividing (i) the amount of the dividend so declared by (ii) the Liquidation Preference. To the extent that any PIK Dividend would result in the issuance of a fractional share of Series C Preferred Stock to any Holder, then the amount of such fraction multiplied by the Liquidation Preference shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible thereafter). The Company shall at all times reserve and keep available out of its authorized and unissued Series C Preferred Stock, the full number of shares of Series C Preferred Stock required for purposes of paying all PIK Dividends that may become payable.
(d)Dividends payable pursuant to Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Dividend Period less than a full Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360.
(e)Each dividend will be payable to Holders of record as they appear in the records of the Company on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day prior to the relevant Dividend Payment Date or, if such date is not a Business Day, the next day that is a Business Day.
(f)Dividends on the Series C Preferred Stock are non-cumulative. Subject to Section 4(g) and Section 4(h), if the Board of Directors does not declare a dividend on the Series C Preferred Stock for a Dividend Period prior to the related Dividend Payment Date, the Holders will have no right to receive any dividend for the Dividend Period, and the Company will have no obligation to pay a dividend for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series C Preferred Stock, the Common Stock or any other class or series of the Company’s preferred stock.
(g)So long as any share of Series C Preferred Stock remains outstanding, the Company shall not and shall cause each of its Subsidiaries not to, during any Dividend Period (a “Relevant Dividend Period”), directly or indirectly:
(i)(A) declare, pay or make any dividend or distribution on any Junior Securities (other than a dividend payable solely in shares of Junior Securities or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan) or (B) set aside any amounts for the payment of any dividend or distribution on any Junior Securities;
72

(ii)repurchase, redeem or otherwise acquire for consideration any shares of Junior Securities (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), or pay any amounts to or make any amounts available to a sinking fund for the redemption of any such Junior Securities; or
(iii)repurchase, redeem or otherwise acquire for consideration any shares of Parity Securities (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such Parity Securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Securities or Junior Securities, as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for Junior Securities), unless, in each case of clauses (i), (ii) and (iii) above, the full dividends for such Relevant Dividend Period and for the most recently completed Dividend Period on all outstanding shares of the Series C Preferred Stock have been declared and paid in full or, in the case of clause (i)(B) above, declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations in clauses (i), (ii) and (iii) above shall not apply to purchases or acquisitions of the Company’s Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Company’s employment, severance, or consulting agreements) of the Company or of any of the Company’s Subsidiaries heretofore or hereafter adopted.
(h)Except as provided below, for so long as any share of Series C Preferred Stock remains outstanding, the Company shall not, during any Dividend Period, (i) declare, pay or make full dividends on any Parity Securities or (ii) set aside any amounts for payment of full dividends on any Parity Securities unless the Company has declared and paid in full all accumulated dividends for all Dividend Periods, including the then-current Dividend Period for all outstanding shares of Series C Preferred Stock (the “Required Amount”) or, in the case of the foregoing clause (ii), set aside such Required Amount. To the extent that the Company declares dividends on the Series C Preferred Stock and on any Parity Securities but cannot make full payment of such declared dividends, the Company shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series C Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Company shall allocate dividend payments based on the ratio between the then current and the accumulated and unpaid dividend payments due on the shares of Series C Preferred Stock and (i) in the case of cumulative Parity Securities the aggregate of the unpaid dividends due on any such Parity Securities and (ii) in the case of non-cumulative Parity Securities the aggregate of the declared but unpaid dividends due on any such Parity Securities. No interest shall be payable in respect of any dividend payment on Series B Preferred Stock that may be in arrears.
72

(i)Payments of cash for dividends will be delivered to the Holder at their addresses listed in the stock record books maintained by the Company.
(j)If a Conversion Date on which a Holder elects to convert Series C Preferred Stock is prior to the Record Date for any declared dividend for the Dividend Period, such Holder will not have the right to receive any declared dividend for that Dividend Period. If a Conversion Date on which a Holder elects to convert Series C Preferred Stock is on or after the Record Date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record on the Record Date for that dividend.
(k)Notwithstanding any provision to the contrary contained in this Certificate of Designation, any PIK Dividend to be paid pursuant to this Certificate of Designation shall be paid to the extent (but only to the extent) that payment of such PIK Dividend would not cause or result in any Holder (other than a transferee in a Permitted Regulatory Transfer and any subsequent transferee) being presumed to control the Company for purposes of the BHC Act, including through the ownership of one-third or more of the “total equity” of the Company for purposes of the BHC Act.
(l)If the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Holders of Series C Preferred Stock may, at such Holder’s election, be entitled to participate in such distribution. The number of shares of such capital stock or equity interests to which each Holder of Series C Preferred Stock shall be entitled shall be the number to which such Holder would have been entitled had such Holder converted such Holder’s shares of Series C Preferred Stock immediately prior to the record date for such distribution.
(m)If the Company makes a distribution to all holders of shares of Common Stock consisting of cash, the Holders of Series C Preferred Stock shall be entitled to participate in such distribution. The amount of cash to which each Holder of any shares of Series C Preferred Stock shall be entitled shall be the amount to which such Holder would have been entitled had such Holder converted such Holder’s shares of Series C Preferred Stock immediately prior to the record date for such distribution.
(n)The Company may, with the prior written consent of Purchaser, in satisfaction of its obligation to issue Preferred Stock under any provision of this Certificate of Designation to any Holder, in order to minimize the number of its authorized and unissued shares of Preferred Stock used for such purpose, issue depositary shares for such Preferred Stock, with such depositary shares and underlying Preferred Stock being in such denominations as the Company and such Holder shall mutually agree.
Section 5.Liquidation.
(a)In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of the Liquidation Preference per share of Series C Preferred Stock, plus an amount
72

equal to any declared but unpaid dividends thereon for all Dividend Periods to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders shall be entitled to participate in all further distributions of the remaining assets of the Company as if each share of Series C Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such liquidating distributions.
(b)In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series C Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
(c)The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not be deemed to constitute its liquidation, dissolution or winding up.
Section 6.Maturity. The Series C Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designation.
Section 7.Redemption. The Series C Preferred Stock may not be redeemed by the Company.
Section 8.Conversion.
(a)The shares of Series C Preferred Stock shall not be convertible into any other class of capital stock of the Company, except in accordance with this Section 8 or Section 10. Unless otherwise determined by Purchaser, the shares of Series C Preferred Stock shall, upon the consummation of a Permitted Regulatory Transfer, automatically convert into shares of Voting Common Stock in accordance with this Section 8 and Section 9. If the Requisite Shareholder Approval is obtained and the Charter Amendment (as defined in the Investment Agreement) is thereafter declared effective by the Pennsylvania Department of State (as defined in the Investment Agreement), at any time after the two-year anniversary date of the Closing Date (as defined in the Investment Agreement), any Holder may, at such Holder’s option, convert all or any portion of the shares of Series C Preferred Stock held by such Holder into shares of Non-Voting Common Stock.
(b)The number of shares of Common Stock into which one share of Series C Preferred Stock shall be convertible under this Section 8 or Section 10, shall be determined by dividing the Liquidation Preference by the Conversion Price (subject to the applicable conversion procedures of Section 9 hereof) plus cash in lieu of fractional shares in accordance with Section 14 hereof.
72

Section 9.Conversion Procedures.
(a)Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Series C Preferred Stock and such shares of Series C Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares to the extent provided in Section 4 and any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 10, Section 12 or Section 14 hereof, as applicable.
(b)Prior to the close of business on any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series C Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series C Preferred Stock.
(c)Shares of Series C Preferred Stock duly converted in accordance with this Certificate of Designation, or reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.
(d)The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series C Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities and the owners of such cash or other property as of the close of business on the applicable Conversion Date. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series C Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Company.
(e)If a Holder’s shares of Series C Preferred Stock that are being converted into Common Stock in accordance with Section 8 or, in the case of clause (ii) and (iii), Section 10 are in certificated form, such Holder must do each of the following:
(i)complete and manually sign the conversion notice provided by the Company, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Company;
(ii)surrender the shares of Series C Preferred Stock to the Company; and
(iii)if required, furnish appropriate endorsements documents.
The date on which a Holder complies with the procedures in this Section 9(e) is the “Conversion Date”.
72

(iv)The Company shall take all corporate action to give effect to any conversion hereunder.
Section 10.Mandatory Conversion.
(a)If the Requisite Shareholder Approval is obtained at the Company’s annual meeting of shareholders to be held in 2021 and the Charter Amendment is thereafter filed and declared effective by the Pennsylvania Department of State in accordance with the Investment Agreement, the Company may, at any time after the 36-month anniversary of the Closing Date, effectuate a conversion of the Series C Preferred Stock held by Purchaser into shares of Non-Voting Common Stock in accordance with the applicable terms of this Certificate of Designation (a “Mandatory Conversion” and such right a “Mandatory Conversion Right”) only if the Mandatory Conversion Conditions (as defined below) are satisfied as of the Conversion Date for such Mandatory Conversion. In order to validly exercise the Mandatory Conversion Right, the Company must deliver to Purchaser a written notice exercising the Mandatory Conversion Right at least 5 Trading Days prior to the proposed Conversion Date for such Mandatory Conversion, which such notice shall state the proposed Conversion Date for such Mandatory Conversion (the “Mandatory Conversion Date”), and a second written notice on the last Trading Day prior to the proposed Conversion Date (each such notice, a “Mandatory Conversion Notice”). Such second notice must provide reasonable supporting detail demonstrating that the Mandatory Conversion Conditions have been satisfied and must be duly executed by an executive officer of the Company. Each Mandatory Conversion Notice must state: (i) that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares of Series C Preferred Stock; (ii) the date scheduled for the settlement of such Mandatory Conversion; and (iii) the Conversion Price in effect on the Mandatory Conversion Date for such Mandatory Conversion.
(b) Any purported exercise of the Mandatory Conversion Right, or any purported delivery of a Mandatory Conversion Notice, at a time when the Mandatory Conversion Conditions are not satisfied shall be null and void and ineffective for purposes of Section 10(a). Notwithstanding the exercise of the Mandatory Conversion Right, the Company acknowledges and agrees that the shares of Series C Preferred Stock subject to the proposed Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to Section 8 at any time before the close of business on the Mandatory Conversion Date; and “Mandatory Conversion Conditions” means (x) the Stock Price Condition (as defined below) and (y) the Common Stock Liquidity Conditions (as defined below).
(i)“Stock Price Condition” shall mean and be satisfied if and only if the daily volume-weighted average price (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Holder and the Company) on The NASDAQ Global Select Market of the Common Stock (“VWAP”) exceeds 100% of the then applicable Conversion Price for twenty Trading Days (whether or not consecutive) during the period of thirty consecutive Trading Days ending on, and including, the Trading Day immediately before the Conversion Dare for such Mandatory Conversion; provided that such
72

thirty Trading Day period shall not commence prior to the 36-month anniversary of the Closing Date.
(ii)“Common Stock Liquidity Conditions” shall mean and be satisfied if and only if:
(1)each share of Non-Voting Common Stock to be issued upon such Mandatory Conversion of any share of Series C Preferred Stock will, when issued, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (as defined in the Investment Agreement) and listed and admitted for trading, without suspension or material limitation on trading, on The NASDAQ Global Select Market, and
(2)the Company has not received any notice of delisting or suspension by The NASDAQ Global Select Market.
(c)If the Requisite Shareholder Approval is not obtained at the Company’s annual meeting of shareholders to be held in 2021 or, thereafter, the Certificate of Amendment is not filed or declared effective in accordance with the Investment Agreement, then this Section 10 (other than this Section 10(c)) shall be null and void and of no further force or effect, and, notwithstanding anything herein to the contrary, the Mandatory Conversion Right shall no longer apply.
(d)If the Company duly exercises, in accordance with this Section 10, its Mandatory Conversion Right with respect to any share of Series C Preferred Stock, then the shares of Non-Voting Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the close of business on the related Mandatory Conversion Date.
Section 11.Anti-Dilution Adjustments.
(a)The Conversion Price shall be subject to the adjustments described in this Section 11(a); provided, however, that any adjustment (or portion thereof) prohibited pursuant to this Section 11(a) shall be postponed and implemented on the first date on which such implementation would not result in the condition described above in this Section 11(a):
(i)Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such dividend or distribution by the following fraction:
Where,
72

OS0 =    the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.
OS1 =    the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.
The adjustment pursuant to this clause (i) shall become effective at 9:00 a.m., New York City time on the Ex-Date for such dividend or distribution. For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.
(ii)Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the effective date of such share subdivision, split or combination by the following fraction:
Where,
OS0 =    the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.
OS1 =    the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.
The adjustment pursuant to this clause (ii) shall become effective at 9:00 a.m., New York City time on the effective date of such subdivision, split or combination. For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.
(iii)Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a
72

period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date immediately preceding the Ex-Date for such issuance, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such issuance by the following fraction:
Where,
OS0 =    the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.
X =    the total number of shares of Common Stock issuable pursuant to such rights or warrants.
Y =    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date immediately preceding the Ex-Date for the issuance of such rights or warrants.
Any adjustment pursuant to this clause (iii) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such issuance. For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be reasonably determined by the Board of Directors).
(iv)Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain
72

spin-off transactions as described below regardless of whether a Holder participates in such distribution as provided for in Section 4(l)), then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:
Where,
SP0 =    the Current Market Price per share of Common Stock on such date.
FMV =    the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.
In a “spin-off”, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, if a Holder did not participate in such distribution as provided for in Section 4(l), the Conversion Price with respect to such Holder will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:
Where,
MP0 =    the average of the Closing Prices of the Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.
MPs =    the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.
Any adjustment pursuant to this clause (iv) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such distribution. In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.
72

(v)Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time prior to the commencement of the offer by the following fraction:
Where,
SP0 =    the Closing Price per share of Common Stock on the Trading Day immediately succeeding the commencement of the tender or exchange offer.
OS0 =    the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.
OS1=    the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to such tender offer or exchange offer).
AC =    the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as reasonably determined by the Board of Directors.
Any adjustment made pursuant to this clause (v) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the expiration of the tender or exchange offer. In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.
(vi)Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series C Preferred Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
72

(b)The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 11, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.
(c) All adjustments to the Conversion Price shall be calculated to the nearest 1/10th of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.
(i)No adjustment to the Conversion Price shall be made if the Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series C Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series C Preferred Stock, as if they held the full number of shares of Common Stock into which each share of the Series C Preferred Stock held by them may then be converted.
(d)Whenever the Conversion Price is to be adjusted in accordance with Section 11(a) or Section 11(b), the Company shall: (i) compute the Conversion Price in accordance with Section 11(a) or Section 11(b), taking into account the $0.01 threshold set forth in Section 11(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 11(a) or Section 11(b), taking into account the one percent threshold set forth in Section 11(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 11(a) or Section 11(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.
Section 12.Reorganization Events.
(a)In the event of:
(i)any consolidation, merger or other similar business combination of the Company with or into another Person, or of any Person with or into the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;
(ii)any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company or any of its subsidiaries, in each case pursuant to
72

which the Common Stock will be converted into cash, securities or other property of the Company or another Person;
(iii)any reclassification of the Common Stock into securities, including securities other than the Common Stock; or
(iv)any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);
(any such event specified in this Section 12(a), a “Reorganization Event”), each share of Series C Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which each share of Series C Preferred Stock would be convertible, including in a Permitted Regulatory Transfer, immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property”).
(b)In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Company shall ensure that the Holders have the same opportunity to elect the form of consideration in accordance with the same procedures and pro ration mechanics that apply to the election to be made by the holders of Common Stock. The amount of Exchange Property receivable upon conversion of any Series C Preferred Stock in accordance with Sections 8, 9 and 10 shall be determined based upon the Conversion Price in effect on the date on which such Reorganization Event is consummated.
(c)The above provisions of this Section 12(c) shall similarly apply to successive Reorganization Events or any series of transactions that results in a Reorganization Event and the provisions of Section 12 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.
(d)The Company (or any successor) shall, at least 20 days prior to the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12(d).
Section 13.Voting Rights.
(a)The Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by applicable law and (ii) voting rights, if any, described in this Section 13. The foregoing shall not limit or modify the rights of the Purchaser set forth in Section 4.2 of the Investment Agreement.
(b)So long as any shares of Series C Preferred Stock are outstanding, the vote or consent of the Holders of at least 66 2/3% of the shares of Series C Preferred Stock at the time
72

outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Pennsylvania law:
(i)any amendment, alteration or repeal of any provision of the Articles of Incorporation (including this Certificate of Designation) or the Company’s bylaws that would significantly and adversely alter or change the powers, preferences or special rights of the Series C Preferred Stock;
(ii)any amendment or alteration of the Articles of Incorporation (including this Certificate of Designation) to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series C Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or
(iii)any voluntary liquidation, dissolution or winding up of the Company; provided, however, that any increase in the amount of the authorized or issued Series C Preferred Stock or any securities convertible into Series C Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock (including the Series C Preferred Stock), or any securities convertible into Preferred Stock ranking equally with and/or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series C Preferred stock and, notwithstanding any provision of Pennsylvania law, the Holders will have no right to vote solely by reason of such an increase, creation or issuance.
(c)Notwithstanding the foregoing, the Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series C Preferred Stock shall have been converted into shares of Common Stock.
Section 14.Fractional Shares.
(a)No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series C Preferred Stock.
(b)In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion pursuant to Section 8 or Section 10 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.
72

(c)If more than one share of the Series C Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series C Preferred Stock so surrendered.
Section 15.Reservation of Common Stock.
(a)The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series C Preferred Stock as provided in this Certificate of Designation, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred Stock then outstanding. For purposes of this Section 15(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
(b)Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series C Preferred Stock, as herein provided, shares of the applicable Common Stock previously acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
(c)All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and not issued in violation of any applicable preemptive right or applicable law.
(d)Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
(e)The Company hereby covenants and agrees that, for so long as the Common Stock is listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series C Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series C Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion
72

of the Series C Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
Section 16.Replacement Certificates.
(a)If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.
(b)If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series C Preferred Stock on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series C Preferred Stock formerly evidenced by the certificate.
Section 17.Miscellaneous.
(a)All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation) with postage prepaid, e-mail or facsimile, or by private courier service addressed: (i) if to the Company, Attention: General Counsel, to its office at One Oxford Center, 301 Grant Street, Pittsburgh PA, 15219, e-mail: [***], facsimile: [***] (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Company or (iii) to such other address as the Company or any such Holder or holder, as the case may be, shall have designated by notice similarly given.
(b)The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
72

(c)No share of Series C Preferred stock shall have any rights of preemption whatsoever pursuant to this Certificate of Designation as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.
THIRD: This Certificate of Designation does not provide for an exchange, reclassification or cancellation of any issued shares.
FOURTH: This Certificate of Designation was adopted on _______.
FIFTH: This Certificate of Designation to the Articles of Incorporations were duly adopted by the Board of Directors of the Company.
SIXTH: No shareholder action was required.

72

IN WITNESS WHEREOF, this Certificate of Designation has been duly executed and delivered by the duly authorized officers of the undersigned as of the date first herein above written.
TRISTATE CAPITAL HOLDINGS, INC.
By:
                            Name:
                            Title:

EXHIBIT B
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT RELATING THERETO IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

WARRANT
to purchase
922,438
Shares of Common Stock of
TRISTATE CAPITAL HOLDINGS, INC.,
a Pennsylvania Corporation
No. ______    Issue Date: __________

DC: 7392547-3

    2

Index
Page

Affiliate    1
Appraisal Procedure    1
Assumed Payment Amount    10
Beneficial Owner    1
Beneficially Own    1
Board of Directors    1
Business Combination    1
business day    1
Capital Stock    1
Common Stock    1
Company    2
Company Subsidiary    2
Distribution    10
Equity Interests    2
Exchange Act    2
Excluded Issuance    2
Exercise Price    2
Expiration Time    2
Fair Market Value    2
Governmental Entities    2
Group    2
Initial Warrantholder    5
Investment Agreement    2
Issue Date    2
Market Price    3
Permitted Regulatory Transfer    3
person    3
Preferred Stock    3
Purchaser    3
Registration Rights Agreement    3
Repurchases    3
Requisite Shareholder Approval    4
SEC    4
Securities    4
Securities Act    4
Shares    4
Subsequent Warrant    11
Subsidiary    4
Voting Securities    4
Warrant    4

Warrant Certificate    4
Warrantholder    4
Widespread Public Distribution    4

1.Definitions
I.. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.
“Affiliate” has the meaning set forth in the Investment Agreement.
“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one chosen by the Warrantholder (or if there is more than one Warrantholder, by a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If, within 30 days after appointment of the two appraisers, such appraisers are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser within such 10-day period, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.
“Beneficially Own” or “Beneficial Owner” has the meaning set forth in the Investment Agreement.
“Board of Directors” has the meaning set forth in the Investment Agreement.
“Business Combination” means a merger, division, consolidation, share exchange, reorganization, sale of all or substantially all of the Company’s assets to another person or similar transaction (which may include a reclassification) involving the Company.
“business day” means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of New York or in the Commonwealth of Pennsylvania generally are authorized or required by law or other governmental actions to close.
“Capital Stock” means (a) with respect to any person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such person and (b) with respect to any person that is not a corporation or company, any and all partnership or other equity interests of such person.

“Common Stock” has the meaning set forth in the Investment Agreement.
“Company” has the meaning set forth in the Investment Agreement.
“Company Subsidiary” has the meaning set forth in the Investment Agreement.
“Equity Interests” means any and all (a) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a person (other than a corporation), (b) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such person, and (c) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Exercise Price” means $17.50; provided, that the foregoing shall be subject to adjustment as set forth herein.
“Excluded Issuance” means any issuance of (x) shares of Common Stock, (y) options to purchase shares of Common Stock or (z) securities that, by their terms, are convertible into or exchangeable for shares of Common Stock, or for options to purchase shares of Common Stock (a) pursuant to a strategic acquisition by the Company or any Company Subsidiary by merger, asset purchase or stock purchase, (b) to employees, consultants, officers or directors of the Company or any Company Subsidiary pursuant to any employee stock option plan or stock incentive plan that has been approved by the Company’s shareholders or (c) to banks, landlords, lenders, equipment lessors or investors in connection with any bona fide debt financing transaction.
“Expiration Time” has the meaning set forth in Section 3.
“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Warrantholder and the Board of Directors, acting in good faith, without application of any discount for lack of marketability of the Warrants. If the Warrantholder does not accept the Board of Director’s calculation of fair market value and the Warrantholder and the Company are unable to agree on fair market value, the Appraisal Procedure shall be used to determine Fair Market Value.
“Governmental Entities” has the meaning set forth in the Investment Agreement.
“Group” means a group as contemplated by Section 13(d)(3) of the Exchange Act.
“Investment Agreement” means the Investment Agreement, dated as of October 10, 2020, as may be amended from time to time, between the Company and Purchaser.
    4

“Issue Date” means the date first set forth above opposite the heading Issue Date.
“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Common Stock or of such security, as applicable, on The NASDAQ Global Select Market on such day. If the Common Stock or such security, as applicable, are not listed on The NASDAQ Global Select Market as of any date of determination, the Market Price of the Common Stock or such security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, are so listed or quoted, or if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, are so listed or quoted, or if the Common Stock or such security, as applicable, are not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the Common Stock or such security, as applicable, in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or if that bid price is not available, the Market Price of the Common Stock or such security, as applicable, on that date shall mean the Fair Market Value per share as of such date of the Common Stock or such security. For the purposes of determining the Market Price of the Common Stock or any such security, as applicable, on the Trading Day preceding, on or following the occurrence of an event, (a) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the applicable exchange, market or organization, or if trading is closed at an earlier time, such earlier time and (b) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).
“Permitted Regulatory Transfer” means any transfer (a) in a Widespread Public Distribution; (b) to the Company; (c) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any class of voting securities of the issuing company; or (d) to a transferee that would control more than 50% of every class of voting securities of the issuing company without any transfer from the person.
“person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
“Preferred Stock” shall have the meaning set forth in the Investment Agreement.
“Purchaser” has the meaning set forth in the Investment Agreement.
“Registration Rights Agreement” has the meaning set forth in the Investment Agreement.
    4

“Repurchases” means any transaction or series of related transactions to purchase Equity Interests of the Company or any of its subsidiaries by the Company or any subsidiary thereof for a purchase price greater than the Market Price, whether pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), open market transactions, private negotiated transactions or otherwise, and in each case, whether for cash, Equity Interests of the Company, other securities of the Company, evidence of indebtedness of the Company or any other person or any other property (including Equity Interests, other securities or evidence of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding; provided that “Repurchases” shall not include any purchases of Equity Interests of the Company or any subsidiary by the Company or any subsidiary thereof pursuant to and in compliance with the requirements of Rule 10b-18 under the Exchange Act.
“Requisite Shareholder Approval” has the meaning set forth in the Investment Agreement.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities” has the meaning set forth in the recitals of the Investment Agreement.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Shares” has the meaning set forth in Section 2.
“Subsidiary” has the meaning set forth in the Investment Agreement.
“Voting Securities” has the meaning set forth in the Bank Holding Company Act of 1956, as amended, and any rules or regulations promulgated thereunder.
“Warrant” means this Warrant issued pursuant to the Investment Agreement and subject hereto.
“Warrant Certificate” means this certificate evidencing this Warrant.
“Warrantholder” has the meaning set forth in Section 2.
“Widespread Public Distribution” means any widespread public offering (including, without limitation, in a Block Trade (as defined in the Registration Rights Agreement), an Underwritten Shelf Take-Down (as defined in the Registration Rights Agreement) or any other transfer to an underwriter for the purpose of conducting a widespread public distribution, or sale of securities, or sales pursuant to Rule 144 under the Securities Act).
2.Number of Shares
II.; Persons Entitled to Exercise Warrant. On the terms and subject to the conditions, requirements and procedures set forth herein, this certifies that, for value received, this
    4

Warrant is exercisable in whole at any time or in part from time to time, for up to, in the aggregate, 922,438 duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock (the “Shares”), as follows: (a) if the Requisite Shareholder Approval is obtained and the Charter Amendment (as defined in the Investment Agreement) is thereafter declared effective by the Pennsylvania Department of State (as defined in the Investment Agreement), then this Warrant shall be so exercisable for shares of Non-Voting Common Stock (as defined in the Investment Agreement) by Purchaser or by any transferee of this Warrant, whether or not such transferee receives this Warrant in a Permitted Regulatory Transfer, (b) by Purchaser or any of its Affiliates (collectively, the “Initial Warrantholder”) for Shares of Voting Common Stock only in a Permitted Regulatory Transfer of the Shares of Voting Common Stock issuable upon such exercise of all or any portion of this Warrant, in which case the Shares of Voting Common Stock so issuable upon such exercise shall be issued to the transferee in such Permitted Regulatory Transfer and not to the Initial Warrantholder and (c) if all or any portion of this Warrant is transferred in a Permitted Regulatory Transfer, then the portion of this Warrant so transferred in such Permitted Regulatory Transfer shall be so exercisable for Shares of Voting Common Stock by the transferee in such Permitted Regulatory Transfer or by any subsequent transferee of all or any portion of the portion of this Warrant so transferred in such Permitted Regulatory Transfer (any such transferee, a “Subsequent Warrantholder” and, together with the Initial Warrantholder or any other Subsequent Warrantholder, the “Warrantholder”). The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Non-Voting Common Stock”, “Voting Common Stock”, “Common Stock”, “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.
3.Exercise of Warrant; Term
III.. On the terms and subject to the conditions, requirements and procedures set forth herein, this Warrant is exercisable, in whole or in part in accordance herewith, at any time or from time to time after 9:00 a.m., New York City time, on the date hereof, but in no event later than 5:00 p.m., New York City time, on the seventh anniversary of the date of issuance of this Warrant (the “Expiration Time”), by (a) the delivery of the Notice of Exercise annexed hereto (including by specifying the manner in which the Exercise Price is to be paid), duly completed and executed on behalf of the Warrantholder, by hand delivery, e-mail or facsimile, at the principal executive office of the Company located at One Oxford Center, 301 Grant Street, Pittsburgh PA, 15219, e-mail: [***] (or such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (b) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:
i.by tendering to the Company in cash, by certified or cashier’s check or by wire transfer of immediately available funds to an account designated by the Company, or
    4

ii.by having the Company withhold shares of Common Stock issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised, based on the Market Price of the Common Stock on the trading day immediately prior to the date on which this Warrant is exercised.
If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will, at the option of the Warrantholder, be entitled to receive from the Company, within a reasonable time, and in any event not exceeding three business days, a new Warrant Certificate in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares issuable pursuant to this Warrant evidenced by the Warrant Certificate and the number of Shares as to which this Warrant is so exercised. If the Warrantholder does not elect to receive a new Warrant Certificate in accordance with this paragraph, then the following paragraph shall apply.
Notwithstanding anything in this Warrant to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company until the Warrantholder has purchased all of the Shares available hereunder and this Warrant has been exercised in full, in which case, the Warrantholder shall surrender this Warrant to the Company for cancellation within three business days after the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased. The Warrantholder and the Company shall maintain records showing the number of Shares purchased and the date of such purchases. The Company shall inform the Warrantholder if a Notice of Exercise has not been duly completed within one business day of receipt of such notice, but shall not refuse or object to the issuance of the Shares upon receipt of, and pursuant to, a duly completed Notice of Exercise. The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may, at the election of the Warrantholder (set forth in the applicable Notice of Exercise), be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
4.Representations, Warranties and Covenants of the Company.
The Company hereby represents, covenants and agrees, as applicable:
iii.Except and to the extent as waived or consented to by the Warrantholder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of
    4

securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Warrantholder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company shall (A) not increase the par value of any Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (B) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant, (C) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any Governmental Entity, as may be, necessary to enable the Company to perform its obligations under this Warrant, and (D) use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable Law (as defined in the Investment Agreement) or of any requirement of any securities exchange on which the Shares are listed or traded.
iv.Before taking any action which would result in an adjustment in the number of Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, and take all such corporate action, as may be necessary in order that the Company may validly and legally issue fully paid and non-assessable Shares at the Exercise Price as so adjusted.
5.Issuance of Shares; Authorization; Listing
IV.. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named person or persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly authorized, validly issued, fully-paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued (x) if this Warrant is exercised pursuant to Section 2(a), to the Purchaser or any of its transferees, (y) if this Warrant is exercised pursuant to Section 2(b), to the transferee in such Permitted Regulatory Transfer and (z) if this Warrant is exercised pursuant to Section 2(c), to the applicable Subsequent Warrantholder (the person to whom such Shares will be deemed to have been so issued in accordance with the foregoing clause (x), (y) or (z), the “Share Recipient”) as of the close of business on the date on which the Warrant Certificate and payment of the Exercise Price are delivered to the Company in accordance with the terms hereof, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of applicable Common Stock issuable upon exercise of this Warrant, subject to receipt of the Requisite Shareholder Approval solely with respect to
    4

the reservation of the shares of Non-Voting Common Stock. The Company will (a) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock is then listed or traded and (b) maintain the listing of such Shares after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.
6.No Fractional Shares or Scrip
V.. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Share Recipient would otherwise be entitled, the Share Recipient shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the portion of the Exercise Price attributable to such fractional share.
7.No Rights as Stockholders; Transfer Books
VI.. This Warrant does not entitle the Warrantholder to any rights of a holder of Non-Voting Common Stock or Voting Common Stock, as applicable, prior to the date of exercise hereof, at which point only the Share Recipient will have any rights as a holder of Common Stock. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.
8.Charges, Taxes and Expenses
VII.. Issuance of certificates for Shares to the Share Recipient upon the exercise of this Warrant shall be made without charge to the Warrantholder or the Share Recipient for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.
9.Transfer/Assignment
VIII..
v.Without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the applicable Warrantholder in person or by duly authorized attorney, or by means of electronic transmission, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3, and delivery of the form of assignment annexed hereto, duly completed and executed. All expenses and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Company.
    4

vi.Upon request of the Initial Warrantholder or any Subsequent Warrantholder, the Company shall promptly cause such legend to be removed from any certificate for, or other evidence of, this Warrant held by the Initial Warrantholder or any Subsequent Warrantholder; provided that Purchaser will provide supporting documentation if required by the Company to the effect that such legend is no longer required under the Securities Act.
10.Exchange and Registry of Warrant
IX.. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the office of the Company referred to in Section 3, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares, subject to Section 2. The Company shall maintain a registry in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates (showing the name and address of the Warrantholder as the registered holder of this Warrant) and exchanges and transfers thereof. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company referred to in Section 3, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
11.Loss, Theft, Destruction or Mutilation of Warrant
X.. Upon receipt by the Company of evidence reasonably satisfactory to it and the Company of the loss, theft, destruction or mutilation of the Warrant Certificate, or, in the case of any such mutilation, upon surrender and cancellation of the Warrant Certificate, the Company shall execute and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate.
12.Saturdays, Sundays, Holidays, etc.
XI. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.
13.Rule 144 Information
XII.. The Company covenants that it shall use reasonable best efforts to timely file all reports and other documents (in form and substance reasonably acceptable to the Warrantholder) that may be required to be filed by it under the Securities Act or the Exchange Act (or, if the Company is not required to file such reports or other documents, it will, upon the request of any Warrantholder, make publicly available such information as may be necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it shall use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to sell or otherwise transfer all or any portion of this Warrant
    4

without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.
14.Adjustments and Other Rights
XIII.. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 14 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 14 so as to result in duplication.
vii.Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (A) declare, order, and pay or make a dividend or make a distribution on Common Stock in shares of Common Stock, (B) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder immediately after such record date or effective date, as applicable, shall be entitled to exercise this Warrant, subject to Section 2, to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised in full immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment determined pursuant to the immediately preceding sentence and (2) the Exercise Price in effect immediately prior to the record or effective date, as applicable with respect to the dividend, distribution, split, subdivision, reclassification or combination giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant in full determined pursuant to the immediately preceding sentence.
viii.Other Distributions. If the Company, at any time while this Warrant is outstanding, declares or makes any dividend or distribution to holders of Common Stock (and not to the Warrantholder) of evidence of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (collectively, a “Distribution”), then the Warrantholder will be entitled to participate in such Distribution to the same extent that the Warrantholder would have participated therein if the Warrantholder had held the number of shares of Common Stock issuable upon exercise of this
    4

Warrant solely to the extent exercisable immediately before the record date for such Distribution, or if no such record date exists, the date as of which the record holders of Common Stock are to be determined for the participation in such Distribution.
ix.Certain Repurchases of Common Stock. If the Company shall at any time or from time to time effect Repurchases, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the first purchase of Equity Interests comprising such Repurchases by a fraction, the numerator of which is (i) the product of (1) the number of shares of Common Stock outstanding immediately prior to the first purchase of Equity Interests comprising such Repurchases and (2) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company of the intent to effect such Repurchases, minus (ii) the Assumed Payment Amount, and the denominator of which is the product of (X) the number of shares of Common Stock outstanding immediately prior to the first purchase of Equity Interests comprising such Repurchases minus the number of shares of Common Stock so repurchased and (Y) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company of the intent to effect such Repurchases.  In such event, the number of share of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the first purchase of Equity Interests comprising such Repurchases, by the quotient of (A) the Exercise Price in effect immediately prior to the first purchase of Equity Interests comprising such Repurchases divided by (B) the new Exercise Price determined in accordance with the immediately preceding sentence.  No increase to the Exercise Price or decrease in the number of shares Common Stock issuable upon exercise of this Warrant shall be made pursuant to this Section 14(c).  For purposes of the foregoing, the “Assumed Payment Amount” with respect to any Repurchases shall mean the aggregate Market Price (in the case of securities) and/or Fair Market Value (in the case of cash and/or any other property), as applicable, as of such Repurchases, of the aggregate consideration paid to effect such Repurchases.
x.Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 14(a)), this Warrant shall remain outstanding and the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon such Business Combination or reclassification (without taking into account any limitations or restrictions on the exercisability of this Warrant) (such Warrant existing after such Business Combination or reclassification, a “Subsequent Warrant”); and in any such case, effective upon the occurrence of such Business Combination or reclassification, the Company, or the person or persons formed by, resulting from or surviving, or the transferee in, such Business Combination or reclassification, as the case may be, shall appropriately adjust the provisions set forth herein with respect to the rights of the Warrantholder and adjustments applicable to events occurring after
    4

such Business Combination or reclassification with respect any shares of stock or other securities or property (including cash) thereafter deliverable upon the exercise of the Subsequent Warrant, so as to make such rights and adjustments as nearly equivalent as possible to the rights and adjustments provided in this Warrant. In determining the kind and amount of stock, securities or the property (including cash) receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination or reclassification, the Company shall ensure that the Warrantholder has the same opportunity to elect the form of consideration in accordance with the same procedures and pro ration mechanics that apply to the election to be made by the holders of Common Stock. The Company shall not be a party to or permit any such Business Combination or reclassification to occur unless the terms thereof comply with this Section 14(d). Prior to the consummation thereof, the Company, or the person or persons formed by, resulting from or surviving, or the transferee in, such Business Combination or reclassification, as the case may be, shall assume, by written instrument substantially similar in form and substance to this Warrant, the obligation to deliver to the Warrantholder such shares of stock, securities or property which, in accordance with the foregoing provisions, such Warrantholder shall be entitled to receive upon exercise of this Warrant. Following any transaction as described in this Section 14(d), any such Subsequent Warrant shall include such terms and conditions hereof that the Warrantholder determines is necessary to give effect to any bank regulatory objectives.
xi.Rounding of Calculations; Minimum Adjustments. All calculations under this Section 14 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 14 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more, or immediately prior to any exercise of this Warrant.
xii.Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which (I) the provisions of this Section 14 shall require that an adjustment shall become effective immediately after a record date (the “Subject Record Date”) for an event, and (II) the Warrantholder exercises this Warrant after the Subject Record Date and before the consummation of such event the Company may defer until the occurrence of such event (1) issuing to the Warrantholder or the Share Recipient of this Warrant exercised after the Subject Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (2) paying to such Warrantholder or Share Recipient any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder or Share Recipient a due bill or other appropriate instrument
    4

evidencing such Warrantholder’s or Share Recipient’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.
xiii.Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 14, the Company shall cause a copy of such statement to be delivered each Warrantholder as promptly as practicable after the event giving rise to the adjustment at the address appearing in the Warrant registry.
xiv.Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 14 (but only if the action of the type described in this Section 14 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall provide written notice to the Warrantholders, by e-mail (provided that no “error message” or other notification of non-delivery is generated) or by first-class mail at their addresses in the Warrant registry, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
xv.No Impairment. The Company will not, by amendment of its articles of organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder or any Share Recipient.
xvi.Adjustment Rules. Any adjustments pursuant to this Section 14 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.
1.GOVERNING LAW
XIV.. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS WARRANT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (EXCEPT TO THE EXTENT
    4

THAT MANDATORY PROVISIONS OF PENNSYLVANIA LAW ARE APPLICABLE). EXCEPT IN THE CASE OF AN APPRAISAL PROCEDURE, THE PARTIES HERETO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF PENNSYLVANIA AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF PENNSYLVANIA (OR IF THE CHANCERY COURT OF THE STATE OF PENNSYLVANIA DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT SITTING IN THE STATE OF PENNSYLVANIA AND ANY FEDERAL APPELLATE COURT THEREFROM) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS WARRANT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS WARRANT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS WARRANT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH THAT THEY ARE NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS WARRANT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. EACH PARTY HERETO AGREES THAT SERVICE IN PERSON OR BY CERTIFIED OR BY NATIONALLY RECOGNIZED OVERNIGHT COURIER TO ITS ADDRESS SET FORTH IN SECTION 3 SHALL CONSTITUTE VALID IN PERSONAM SERVICE UPON SUCH PARTY AND ITS SUCCESSORS AND ASSIGNS IN ANY ACTION COMMENCED PURSUANT TO THIS SECTION 15. EACH PARTY HERETO HEREBY ACKNOWLEDGES THAT THIS IS A COMMERCIAL TRANSACTION, THAT THE FOREGOING PROVISIONS FOR SERVICE OF PROCESS AND THE FOLLOWING PROVISIONS FOR WAIVER OF JURY TRIAL HAVE BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY EACH PARTY AND THAT BY AGREEING TO SUCH PROVISIONS EACH PARTY IS WAIVING IMPORTANT LEGAL RIGHTS.
2.Attorneys’ Fees
XV.. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.
3.Prohibited Actions
XVI.. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would
    4

exceed the total number of shares of Common Stock then authorized by its articles of organization.
4.Entire Agreement
XVII.. This Warrant and the exhibits and attachments hereto, and the Investment Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.
Dated:
TRISTATE CAPITAL HOLDINGS, INC.
By:
    Name:
    Title:
    Address:
Attest:
By:
    Name:
    Title:

    [Signature Page to Warrant]

[Form Of Notice Of Exercise]
Date: ______________
TO:    [__________]
TriState Capital Holdings, Inc.
RE: Election to Subscribe for and Purchase Common Stock
The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby exercises the Warrant for the number of shares of the Common Stock set forth below and directs the Company to issue such shares of Common Stock to the Share Recipient set forth below. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.
Number of Shares of Common Stock: _______________
Share Recipient(s): _______________
Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(b) of the Warrant): ________________________
Name and Address of Person to be
Issued New Warrant: ________________________________
Holder:
By:
Name:
Title:

    [Form of Notice of Exercise]

Exhibit 4.1
[Form of Assignment To Be Executed If Warrantholder
Desires To Transfer Warrants Evidenced Hereby]
FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto

(Please print name)        (Please insert social security or other identifying
        number)

Address

(City, including zip code)
the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _______________ as attorney to transfer said Warrant Certificate with full power of substitution in the premises.
            Signature
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Midwest or Pacific Stock Exchange)
Signature Guaranteed

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT
by and between
TriState Capital Holdings, Inc.
and
T-VIII PUBOPPS LP
Dated as of ______

1.Page
1

2

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT, dated as of _______ (this “Agreement”), is by and between TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), and T-VIII PubOpps LP, a Delaware limited partnership (“Purchaser”).
RECITALS
WHEREAS, on the date hereof, the Company issued to the Purchaser (i) 2,770,083 shares of common stock, no par value (the “Voting Common Stock”), (ii) 650 shares of Series C perpetual non-cumulative convertible non-voting preferred stock, no par value (the “Series C Preferred Stock”), with a liquidation preference of $100,000 per share of Preferred Stock, having the terms set forth in the Certificate of Designation (as defined below), convertible into shares of Common Stock (as defined below) in accordance with the terms set forth in the Certificate of Designation (as defined below) and (iii) a warrant (the “Initial Warrant”) to purchase up to 922,438 shares of Common Stock in accordance with the terms set forth in the Initial Warrant, issued pursuant to that certain Investment Agreement, dated as of October 10, 2020, between the Company and the Purchaser (the “Investment Agreement”); and
WHEREAS, the Company and the Purchaser are entering into this Agreement in order to grant certain registration rights described herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.     Definitions
. As used in this Agreement, the following terms shall have the following meanings:
“Action” means a claim, action, hearing, charge, dispute, suit, investigation, audit or proceeding.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise, provided that “Affiliate” shall not include any portfolio company of any investment fund affiliated with or managed by such Person. For the avoidance of doubt, for purposes of this Agreement, the Company and its subsidiaries, on the one hand, and any Shareholder, on the other, shall not be considered Affiliates.
“Agreement” has the meaning set forth in the Preamble.
5

“Block Trade” means a registered securities offering in which an underwriter agrees to purchase Registrable Securities at an agreed price or pricing formula without a prior marketing process.
“Board of Directors” means the board of directors of the Company, including, unless the context otherwise requires, any duly authorized committee thereof.
“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the Commonwealth of Pennsylvania generally are authorized or required by law or other governmental action to close.
“Certificate of Designation” means the Certificate of Designation of the Series C Preferred Stock of the Company as filed with the Pennsylvania Department of State on [●], 2020.
“Closing” has the meaning set forth in the Investment Agreement.
“Common Stock” means shares of Voting Common Stock or Non-Voting Common Stock, as applicable.
“Company” has the meaning set forth in the Preamble.
“Demand Registration” has the meaning set forth in Section 2(c).
“Demand Registration Statement” has the meaning set forth in Section 2(c).
“End of Suspension Notice” has the meaning set forth in Section 2(i)(i).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Governmental Entity” means any court, administrative agency, commission, regulatory agency or other federal, state, local or foreign governmental authority or instrumentality or any applicable self-regulatory organization.
“Initial Warrant” has the meaning set forth in the Recitals.
“Investment Agreement” has the meaning set forth in the Recitals.
“Minimum Amount” means $20 million.
“Non-Voting Common Stock” means shares of non-voting common stock, no par value, of the Company.
“Permitted Reg Rights Holders” means (a) the Purchaser and its Affiliates and (b) any Person to whom Registrable Securities representing at least 2% of the then outstanding shares of Common Stock (assuming the shares of Series C Preferred Stock or applicable Warrant have
5

been converted or exercised in full) are transferred, as applicable, other than in a transaction pursuant to a registration statement or Rule 144 that results in such securities ceasing to be Registrable Securities.
“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a Governmental Entity, a trust or other entity or organization.
“Piggyback Registration” has the meaning set forth in Section 2(e).
“Piggyback Shareholder” has the meaning set forth in Section 2(e).
“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
“Public Offering” means a public offering and sale of equity securities for cash pursuant to an effective Registration Statement under the Securities Act.
“Registrable Securities” means any shares of Common Stock issued pursuant to the Investment Agreement, any shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock or exercise of a Warrant, and any shares of Voting Common Stock issued or issuable upon conversion of the Non-Voting Common Stock, as applicable, including any securities acquired as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such shares of Common Stock, or any stock dividend or stock distribution in respect of such share of Common Stock; provided, however, such securities shall cease to be Registrable Securities on the earliest to occur of (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with such Registration Statement; (b) such Registrable Securities shall have been sold in accordance with Rule 144 and the restrictive legend shall have been removed; (c) such securities have been transferred in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities in accordance with the terms of this Agreement; or (d) such Registrable Securities have ceased to be outstanding.
“Registration Expenses” means all expenses incurred in effecting any registration or any offering and sale pursuant to this Agreement, including registration, qualification, listing and filing fees (including, without limitation, all SEC, stock exchange and Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees, as applicable), printing expenses, messenger, telephone and delivery expenses, all transfer agent and registrar fees and expenses, fees and disbursements of all law firms of the Company and all accountants and other persons retained by
5

the Company (including any comfort letters), any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, all fees and expenses of any special experts or other persons retained by the Company in connection with any registration, all expenses related to the “road show” for any underwritten offering, including all travel, meals and lodging, and any blue sky (including reasonable fees and disbursements of counsel to any underwriter incurred in connection with blue sky qualifications of the Registrable Securities as may be set forth in any underwriting agreement) and other securities laws fees and expenses, as well as all internal fees and expenses of the Company. Registration Expenses shall not include Selling Expenses. In addition, in connection with an Underwritten Shelf Take-Down or underwritten Demand Registration pursuant to this Agreement, the Company shall pay or reimburse the Shareholders for the reasonable and documented fees and expenses of one (1) nationally recognized law firm, chosen by the Shareholders as their counsel, including, without limitation, in connection with any Demand Registration, Underwritten Shelf Take-Down, Piggyback Registration and filing of a Shelf Registration Statement; provided that the Company shall not be responsible for any such fees and expenses that exceed $150,000 for the first Demand Registration or Underwritten Shelf Take-Down and $100,000 for any subsequent Demand Registration or Underwritten Shelf Take-Down, in each case, pursuant to this Agreement. Nothing in this definition shall impact any agreement on expenses solely between the Company and any underwriter.
“Registration Statement” means any registration statement (including any Demand Registration Statement or Shelf Registration Statement) of the Company under the Securities Act which permits the Public Offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Selling Expenses” means all underwriting discounts and selling commissions associated with effecting any sales of Registrable Securities under any Registration Statement by the Shareholders and all stock transfer taxes applicable to the sale or transfer by the Shareholders of Registrable Securities to the underwriter(s) pursuant to this Agreement.
“Series C Preferred Stock” has the meaning set forth in the Recitals.
“Shareholder” means the Purchaser and any other Permitted Reg Rights Holder that holds Registrable Securities.
“Shelf Period” has the meaning set forth in Section 2(a).
5

“Shelf Registration Statement” has the meaning set forth in Section 2(a).
“Shelf Take-Down” has the meaning set forth in Section 2(b).
“Special Registration” means the registration of equity securities, options or similar rights registered on Form S-4, Form S-8 or any successor forms thereto or any other form for the registration of securities issued or to be issued in connection with a merger, acquisition, employee benefit plan or equity compensation or incentive plan.
“Suspension” has the meaning set forth in Section 2(i)(i).
“Suspension Notice” has the meaning set forth in Section 2(i)(i).
“Underwritten Shelf Take-Down” has the meaning set forth in Section 2(b).
“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2(b).
“Voting Common Stock” has the meaning set forth in the Recitals.
“Warrant” means the Initial Warrant and any subsequent warrant or warrants that may be issued by the Company pursuant to any transfers of the Initial Warrant (or any portion thereof) or any such subsequent warrant.
The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neutral genders of such term.
Section 2.     Registration Rights
.
i.Shelf Registration Statement
. The Company will use its reasonable best efforts to file with the SEC, as promptly as practicable, following the Closing, but no later than sixty (60) days following such Closing (or if a later time for filing is requested by the Shareholders, at such later time), a shelf registration statement on Form S-3 (or successor form) pursuant to Rule 415 under the Securities Act (which registration statement, if the Company is eligible to file such, shall be as an automatic shelf registration as defined in Rule 405 under the Securities Act) (a “Shelf Registration Statement”) relating to the offer and resale of Registrable Securities by any Shareholder at any time and from time to time following the date on which the Shelf Registration Statement becomes effective in accordance with the methods of distribution set forth in the Plan of Distribution section of the Shelf Registration Statement, and, if such Shelf Registration Statement is not immediately effective, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to promptly be declared or otherwise become effective under the Securities Act. For so long as the Company is eligible to use Form S-3 (or successor form), the Company shall maintain the continuous effectiveness of the Shelf Registration Statement for the maximum
5

period permitted by SEC rules, subject to any Suspension that may occur as described in Section 2(i) hereof, and shall use its reasonable best efforts to promptly replace any Shelf Registration Statement at or before expiration, if applicable, with a successor effective Shelf Registration Statement to the extent any Registrable Securities remain outstanding (such period of effectiveness, the “Shelf Period”).
ii.Right to Request Shelf Take-Down
. At any time and from time to time during the Shelf Period, one or more of the Shareholders may, by written notice to the Company, request an offering of all or part of the Registrable Securities held by the Shareholders (a “Shelf Take-Down”). Any Shareholder may, after any Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Shelf Take-Down Notice”) specifying that a Shelf Take-Down is intended to be conducted through an underwritten offering (including by means of a Block Trade) (such underwritten offering, an “Underwritten Shelf Take-Down”), which shall specify the number of Registrable Securities intended to be included in such Underwritten Shelf Take-Down; provided, however, that the Shareholders may not, without the Company’s prior written consent, launch an Underwritten Shelf Take-Down the anticipated gross proceeds of which shall be less than the Minimum Amount, unless the number of Registrable Securities to be sold in such offering represents all of such Shareholder’s remaining Registrable Securities. The Company and the Shareholders participating in an Underwritten Shelf Take-Down will enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such offering. The Company may include in any Underwritten Shelf Take-Down pursuant to this Section 2(b) any additional securities of the same class without the prior written consent of the Shareholders participating in such Underwritten Shelf Take-Down, subject to the Shareholders priority position set forth herein.

iii.Demand Registration Statement if Shelf Registration Statement Unavailable
. If the Company is ineligible to file with the SEC a shelf registration statement on Form S-3 (or successor form) in accordance with Section 2(a) hereof, upon the written request of one or more Shareholders (a “Demand Registration”), the Company shall use reasonable best efforts to file promptly a registration statement on Form S-1 (or successor form) (a “Demand Registration Statement”) registering for resale such number of shares of Registrable Securities requested to be included in the Demand Registration Statement and have the Demand Registration Statement declared effective under the Securities Act as promptly as practicable; provided that the anticipated gross proceeds of an underwritten offering conducted pursuant to such Demand Registration Statement must equal or exceed the Minimum Amount, unless the number of Registrable Securities to be sold in such offering represents all of such Shareholder’s remaining Registrable Securities. After any Demand Registration Statement has become effective, the Company shall use its reasonable best efforts to keep such Demand Registration Statement continuously effective until all of the Registrable Securities covered by such Demand Registration Statement have been sold in accordance with the plan of distribution set forth therein or are no longer outstanding.
5

iv.Limitations on Shelf Take-Downs and Demand Registrations
. The Shareholders shall be entitled to request a maximum of six (6), in the aggregate, (i) Underwritten Shelf Take-Downs pursuant to Section 2(b), (ii) Demand Registrations pursuant to Section 2(c) or (iii) a combination thereof; provided that in no event shall the Company be obligated to effect more than one (1) Underwritten Shelf Take-Down that is marketed or Demand Registration that is marketed in any 90-day period or more than four (4) Underwritten Shelf Take-Downs or Demand Registrations in any 12-month period. A registration shall not count as a Demand Registration until the related Demand Registration Statement has been declared effective by the SEC.
v.Piggyback Registration
. If, at any time, the Company proposes or is required to file a Registration Statement under the Securities Act with respect to an offering of Common Stock or similar equity securities of the Company, or the Company proposes a shelf take-down (including a Block Trade), whether or not for sale for its own account, on a form and in a manner that would permit registration of the Registrable Securities, which, for the avoidance of doubt, shall exclude any Special Registration, the Company shall give written notice as promptly as practicable, but not later than ten (10) days prior to the anticipated date of filing of such Registration Statement, or in the case of a shelf take-down, no later than five (5) days prior to the anticipated take-down, to the Shareholders of its intention to effect such registration and, in the case of each Shareholder, shall include in such registration or take-down all of such Shareholder’s Registrable Securities with respect to which the Company has received a written request from such Shareholder for inclusion therein (a “Piggyback Registration” and any such requesting Shareholder that has not withdrawn its Registrable Securities from such Piggyback Registration a “Piggyback Shareholder” with respect to such Piggyback Registration). In the event that a Shareholder makes such written request, such Shareholder may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter(s), if any, at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration or the date of the shelf take-down. The Company may terminate or withdraw any Piggyback Registration under this Section 2(e), whether or not any Shareholder has elected to include Registrable Securities in such registration. No Piggyback Registration shall count as a Demand Registration or Underwritten Shelf Take-Down to which the Shareholders are entitled.
vi.Selection of Underwriters; Right to Participate
. The Shareholders delivering the Demand Registration request or the Underwritten Shelf Take-Down Notice shall have the right to select the managing underwriter(s) to administer an offering pursuant to a Demand Registration Statement or Underwritten Shelf Take-Down; provided that such managing underwriter(s) are reasonably acceptable to the Company in the case of a marketed underwritten offering. If a Piggyback Registration under Section 2(e) hereof is proposed to be underwritten, the Company shall so advise the Shareholders as a part of the written notice given pursuant to Section 2(e) hereof. In such event, the managing underwriter(s) to administer the offering shall be chosen by the Company in its sole discretion. A Shareholder
5

may participate in a registration or offering hereunder only if such Shareholder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting agreement with the underwriter(s) and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably requested under the terms of such underwriting arrangements customary for selling Shareholders to enter into in secondary underwritten public offerings; provided, however, that the Shareholders shall only be required to make representations and warranties to the Company or the underwriters that are customary for such offerings under the circumstances (in no event, however, will the Shareholders be required to represent to the accuracy of the Company’s disclosure, other than information specifically related to such Shareholder’s ownership position). Notwithstanding anything to the contrary herein, any underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Shareholders as are customarily made by issuers to selling Shareholders in secondary underwritten public offerings.

vii.Priority of Securities Offered Pursuant to Demand Registrations and Underwritten Shelf Take-Downs
. If the managing underwriter(s) of a Demand Registration or Underwritten Shelf Take-Down shall advise the Company and the Shareholders in writing that, in its good faith opinion, the total number or dollar amount of shares of Common Stock requested to be included in such Demand Registration or Underwritten Shelf Take-Down exceeds the number or dollar amount that can be sold in such offering without having an adverse effect on such offering, including the price at which such shares can be sold, then the Company shall include in such Demand Registration or Underwritten Shelf Take-Down the maximum number of shares that such underwriter or agent, as applicable, advises can be so sold without having such adverse effect, allocated (i) first, to Registrable Securities requested by the Shareholders to be included in such Demand Registration or Underwritten Shelf Take-Down, pro rata among all such Shareholders on the basis of the number of Registrable Securities held by such Shareholders, and (ii) second, if clause (i) above is satisfied, to any securities requested to be included therein by any other Persons (including the Company), allocated among such Persons on a pro rata basis or in such other manner as they may agree.
viii.Priority of Securities Offered Pursuant to Piggyback Registration
. If the managing underwriter(s) of a registration of shares of Common Stock giving rise to a right to Piggyback Registration shall advise the Company and the Piggyback Shareholders with respect to such Piggyback Registration in writing that, in its good faith opinion, the total number or dollar amount of shares of Common Stock proposed to be sold in such offering and Registrable Securities requested by such Piggyback Shareholders to be included therein, in the aggregate, exceeds the number or dollar amount that can be sold in such offering without having an adverse effect on such offering, including the price at which such shares can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter or agent, as applicable, advises can be so sold without having such adverse effect, allocated (i) first, to shares of Common Stock to be included by the Company, (ii) second, if clause (i) above
5

is satisfied, to Registrable Securities requested by the Piggyback Shareholders to be included in such Piggyback Registration, pro rata among all such Piggyback Shareholders on the basis of the number of Registrable Securities held by all such Piggyback Shareholders, and (iii) third, if clauses (i) and (ii) above are satisfied, any shares requested to be included therein by any other Persons (other than the Company), allocated among such Persons on a pro rata basis or in such other manner as they may agree.
ix.Postponement; Suspensions; Blackout Period
.
a.The Company may postpone the filing or the effectiveness of a Demand Registration Statement or commencement of a Shelf Take-Down (or suspend the continued use of an effective Demand Registration Statement or Shelf Registration Statement), including requiring the Shareholders to suspend any offerings of Registrable Securities pursuant to this Agreement, (i) during the pendency of a stop order issued by the SEC suspending the use of any registration statement of the Company or proceedings initiated by the SEC with respect to any such registration statement under Section 8(d) or 8(e) of the Securities Act or (ii) if, based on the good faith judgment of the Board of Directors, such postponement or suspension is necessary in order to avoid materially detrimental disclosure of material non-public information that the Board of Directors, after consultation with outside counsel to the Company, has in good faith determined (A) would be required to be made in any Demand Registration Statement or Shelf Registration Statement so that such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) such disclosure would not be required to be made at such time but for the filing or continued use of such Registration Statement and (C) the Company has a bona fide business purpose for not disclosing publicly, and the Company delivers to the Shareholders participating in such registration an officers’ certificate executed by the Company’s principal executive officer and principal financial officer stating the Company may, upon giving prompt written notice (a “Suspension Notice”) of such action to the Shareholders participating in such registration, postpone or suspend use of the Demand Registration Statement or Shelf Registration Statement, as applicable (any such postponement or suspension pursuant to this Section 2(i)(i)(i) or (ii), a “Suspension”); provided, however, in each case, that the Shareholder requesting a Demand Registration Statement or Shelf Take-Down shall be entitled, at any time after receiving a Suspension Notice or similar notice and before such Demand Registration Statement becomes effective or before such Shelf Take-Down is commenced, to withdraw such request and, if such request is withdrawn, the Company shall pay all expenses incurred by the Shareholders, including fees of legal counsel, in connection with such withdrawn registration and such Demand Registration or Shelf Take-Down shall not count as a Demand Registration or an Underwritten Shelf Take-Down. If Shareholders otherwise withdraw a request for a Demand Registration Statement or Shelf Take-Down, other than following the receipt of a Suspension Notice, the Shareholders shall pay all expenses incurred by the Shareholders, including fees of legal counsel, in connection with such withdrawn registration and such Demand Registration or Shelf Take-Down shall not count as a Demand Registration or an Underwritten Shelf Take-Down; provided that, at the option of the Shareholders, the Company shall pay all
5

expenses incurred by the Shareholders, including fees and legal counsel, in connection with such withdrawn registration if such Demand Registration or Shelf Take-Down counts as a Demand Registration or an Underwritten Shelf Take-Down. The Company shall provide prompt written notice to the Shareholders (an “End of Suspension Notice”) of (x) the Company’s decision to file or seek effectiveness of such Demand Registration Statement or commence such Shelf Take-Down following such Suspension and (y) the effectiveness of such Demand Registration Statement or commencement of such Shelf Take-Down. Notwithstanding the provisions of this Section 2(i)(i), with respect to Section 2(i)(i)(ii), the Company shall not effect a Suspension of the filing or effectiveness of a Demand Registration Statement or the commencement of a Shelf Take-Down more than three (3) times during any twelve-month period or for a period in the aggregate exceeding ninety (90) days in any twelve-month period. No Shareholder shall effect any sales of shares of Common Stock pursuant to a Demand Registration Statement or Shelf Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. The Company may not file or effect any other Registration Statement during the term of any Suspension.
b.Each Shareholder agrees that, except as required by applicable law, it shall treat as confidential the receipt of any Suspension Notice; provided, however, that in no event shall such Suspension Notice contain any material nonpublic information of the Company.
x.Supplements and Amendments
. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.
xi.Subsequent Holder Notice
. If a Person becomes entitled to the benefits of this Agreement pursuant to Section 7 hereof after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as practicable, following delivery of written notice to the Company of a request for such Person’s name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement:
c.if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Person is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Person to deliver a prospectus to the purchaser of the Registrable Securities in accordance with applicable law;
d.if, pursuant to Section 3(a)(ii) hereof, the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become promptly effective under the Securities Act; and
5

e.promptly notify such Permitted Reg Rights Holder after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 3(a)(ii) hereof; provided, however, that the Company shall not be required to file more than one (1) post-effective amendment or supplement to the related prospectus pursuant to this clause (k) of this Section 2 for any fiscal quarter.
Section 3.     Registration Procedures
.
i.Filing and Other Procedures
. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as promptly as practicable:
f.prepare and file with the SEC (as promptly as reasonably practicable, but no later than forty-five (45) days after a request for a Demand Registration and no later than five (5) Business Days in the case of an Underwritten Shelf Take-Down, in each case, subject to the postponement provisions herein) the Demand Registration Statement (including a Prospectus therein and any supplement thereto and all exhibits and financial statements required by the SEC to be filed therewith) to effect such registration and, subject to the efforts standard herein, cause such Registration Statement to become effective, and provide copies of all such documents proposed to be filed or furnished to (x) one (1) counsel of the Shareholder, and provide such legal counsel a reasonable opportunity to review and comment on such documents (other than ordinary course Exchange Act reports incorporated by reference thereto not related to such offering), and (y) the other representative(s) on behalf of the Shareholders included in such Registration Statement (to be chosen by the Shareholders) and any managing underwriter(s), and the representative(s) and the managing underwriter(s) and their respective counsel shall have the reasonable opportunity to review and comment thereon, and the Company will make such changes and additions thereto as may reasonably be requested by such counsel and the representative(s) and the managing underwriter(s) and their respective counsel prior to such filing, unless the Company reasonably objects to such changes or additions;
g.prepare and file with the SEC such pre- and post-effective amendments and supplements to a Shelf Registration Statement or Demand Registration Statement, and the Prospectus used in connection therewith or any free writing prospectus (as defined in SEC rules) as may be required by applicable securities laws or reasonably requested by the Shareholder or any managing underwriter(s) to maintain the effectiveness of such registration and to comply with the provisions of applicable securities laws with respect to the disposition of all securities covered by such registration statement during the period in which such Registration Statement is required to be kept effective, and before filing such amendments or supplements, provide copies of all such documents proposed to be filed or furnished to
5

counsel of the Shareholder, which documents shall be subject to the review and comment of such counsel (other than ordinary course Exchange Act reports incorporated by reference thereto not related to such offering);
h.furnish to each Shareholder of the securities being registered and each managing underwriter without charge, such reasonable number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits other than those which are being incorporated into such Registration Statement by reference and that are publicly available), such reasonable number of copies of the Prospectus contained in such Registration Statement and any other Prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, as the Shareholders and any managing underwriter(s) may reasonably request;
i.use its reasonable best efforts to register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Shareholders and any managing underwriter(s) may reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company in any jurisdiction where it would not otherwise be required to qualify but for this Section 3, or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;
j.as promptly as is reasonably practicable, notify the Shareholders and any managing underwriter(s) at any time when the Company becomes aware that a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, to, as promptly as is reasonably practicable, prepare and furnish without charge to the Shareholders and any managing underwriter(s) a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
k.provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;
l.use its reasonable best efforts to list all Registrable Securities covered by such Registration Statement on the principal securities exchange on which any such class of securities is then listed and cause to be satisfied all requirements and conditions of such securities exchange to the listing of such securities that are reasonably within the control of the Company;
5

m.notify each Shareholder and any managing underwriter(s), as soon as is reasonably practicable, after it shall receive notice thereof, of the time when such Registration Statement, or any post-effective amendments to the Registration Statement, shall have become effective;
n.to make available to each Shareholder whose Registrable Securities are included in such Registration Statement and any managing underwriter(s) as soon as reasonably practicable after the same is prepared and distributed, filed with the SEC, or received by the Company, an executed copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and any item of correspondence received from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, it being understood that each Shareholder receiving such material from the Company that is confidential shall and shall cause its representatives to keep such materials confidential. The Company will as soon as reasonably practicable notify the Shareholders and any managing underwriter(s) of the effectiveness of such Registration Statement or any post-effective amendment or the filing of the prospectus supplement contemplated herein. The Company will as soon as reasonably practicable respond reasonably and completely to any and all comments received from the SEC or the staff of the SEC, with a view towards causing such Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;
o.advise each Shareholder and any managing underwriter(s), promptly after it shall receive notice or obtain knowledge thereof, of (1) the issuance of any stop order, injunction or other order or requirement by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and use its reasonable best efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (2) the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction and (3) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension;
p.in connection with a customary due diligence review, make available for inspection by the Shareholders whose Registrable Securities are included in such registration statement and any managing underwriter(s), and any attorney, accountant or other agent retained by, or other representative of, any such Shareholder or underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records and corporate documents of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Shareholder, underwriter(s), attorney, accountant or agent to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act that is customary for a participant in a securities offering in connection with such
5

registration statement; provided, however, that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one (1) firm of counsel designated by and on behalf of such parties, and that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such parties pursuant to customary confidentiality agreements;
q.if requested by any Shareholder or any managing underwriter(s), as promptly as is reasonably practicable, incorporate in a prospectus supplement or post-effective amendment such information as such Shareholder or managing underwriter(s) reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Shareholder, the purchase price being paid therefor by any underwriter(s) and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and as promptly as is reasonably practicable, make all required filings of such prospectus supplement or post-effective amendment;
r.reasonably cooperate with each Shareholder and any managing underwriter(s) participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
s.in the case of an underwritten offering, (1) enter into such customary agreements (including an underwriting agreement in customary form), (2) take all such other customary actions as the managing underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing senior management and other Company personnel to reasonably cooperate with the Shareholder(s) whose Registrable Securities are included in a Registration Statement and the underwriter(s) in connection with performing due diligence and the marketing of such offering) and (3) cause its counsel to issue opinions of counsel addressed and delivered to the underwriter(s) in form, substance and scope as are customary in underwritten offerings, subject to customary limitations, assumptions and exclusions; and
t.if requested by the managing underwriter(s) of an underwritten offering, use its reasonable best efforts to cause to be delivered, upon the pricing of any underwritten offering, and at the time of closing of a sale of Registrable Securities pursuant thereto, “comfort” letters from the Company’s independent registered public accountants addressed to the underwriter(s) and, with respect to an offering by the Shareholders pursuant to this Agreement, request the delivery of such “comfort” letters at such times addressed to the Shareholders stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by “comfort” letters of the independent registered public accountants delivered in connection with primary underwritten public offerings; provided, however, that such recipients furnish such written representations or acknowledgements as are customarily required to receive such comfort letters.
ii.Conditions to Registration Rights
5

.
u.Subject to the last sentence of this Section 3(b), as a condition precedent to the obligations of the Company to file any Registration Statement, each Shareholder shall furnish in writing to the Company such information regarding such Shareholder (and any of its Affiliates), the Registrable Securities to be sold and the intended method of distribution of such Registrable Securities reasonably requested by the Company as is reasonably necessary or advisable for inclusion in the Registration Statement relating to such offering pursuant to the Securities Act. Notwithstanding the foregoing, in no event will any party be required to disclose to any other party any personally identifiable information or personal financial information in respect of any individual, or confidential information of any Person.
v.Each Shareholder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v) hereof, such Shareholder shall forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(v) hereof; (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (1) of Section 3(a)(x) hereof, such Shareholder shall discontinue its disposition of Registrable Securities pursuant to such registration statement until such Shareholder’s receipt of the notice described in clause (3) of Section 3(a)(x) hereof; and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (2) of Section 3(a)(x) hereof, such Shareholder shall discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Shareholder’s receipt of the notice described in clause (3) of Section 3(a)(x) hereof. The length of time that any registration statement is required to remain effective shall be extended by any period of time that such registration statement is unavailable for use pursuant to this paragraph, provided, however, in no event shall any Registration Statement be required to remain effective after the date on which all Registrable Securities cease to be Registrable Securities.
w.Each Shareholder that beneficially owns at least 5% of the Common Stock shall enter into a customary lockup agreement in any underwritten offering (including any Block Trades of Common Stock) by the Company for a specified period (not to exceed ninety (90) days) following such offering, if so requested by the managing underwriter(s) of such offering; provided that the Company shall cause each of its executive officers and directors and any other holders of Common Stock that beneficially own at least 5% of the Common Stock, to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained in the lockup agreements executed by the Shareholders; provided, further, that if such lockup agreement is released or waived for any of the Company’s executive officers and directors and other holders of Common Stock that beneficially own at least 5% of the Common Stock, the Shareholders shall receive a comparable release or waiver on a pro rata basis. A Shareholder’s obligation to enter into a lockup agreement shall also be conditioned on the Company properly providing the Shareholders with the piggyback registration rights described herein.
5

Section 4.     Indemnification
.
iii.Indemnification by the Company
. The Company agrees to indemnify, hold harmless and reimburse, to the fullest extent permitted by law, each Shareholder, its Affiliates, partners, officers, directors, employees, advisors, representatives and agents, and each Person, if any, who controls such Shareholder within the meaning of the Securities Act or the Exchange Act, against any and all losses, penalties, liabilities, claims, damages and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and any expenses and reasonable costs of investigation), as incurred, to which the Shareholders or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, penalties, liabilities, claims, damages and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered and sold under the Securities Act, any Prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation of the Securities Act or state securities laws or rules thereunder by the Company relating to any action or inaction by the Company in connection with such registration (provided, however, that the Company shall not be liable in any such case to the extent that any such loss, penalty, liability, claim, damage or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged statement or omission or alleged omission made in such Registration Statement, any such Prospectus, amendment or supplement in reliance upon and in conformity with written information about a Shareholder which is furnished to the Company by such Shareholder specifically for use in such registration statement). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder or any indemnified party and shall survive the transfer of such securities by such Shareholder.
iv.Indemnification by the Shareholders
. Each Shareholder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4(a) hereof) the Company, each member of the Board of Directors, each officer, employee, advisor, representative and agent of the Company, Affiliates of the foregoing and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Shareholder furnished to the Company by such Shareholder specifically for inclusion in such Registration Statement, Prospectus, amendment or supplement and has not been corrected in a subsequent Registration Statement, any Prospectus contained
5

therein, or any amendment or supplement thereto prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that the Shareholder shall not be liable for any amounts in excess of the net proceeds received by such Shareholder from sales of Registrable Securities pursuant to the registration statement to which the claims relate; provided, further, that the obligations of the Shareholders shall be several and not joint and several. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party and shall survive the transfer of such securities by the Company.
v.Notices of Claims, etc.
Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 4, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, such indemnified party shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying party has agreed to pay such fees or expenses or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person within a reasonable time after receipt of notice of such claim from the person entitled to indemnification hereunder. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (x) such settlement or compromise contains a full and unconditional release of the indemnified party of all liability in respect to such claim or litigation or (y) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the
5

indemnified party from and against any loss or liability by reason of such settlement or judgment.
The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of securities.
vi.Contribution
. If the foregoing indemnity is held by a Governmental Entity of competent jurisdiction to be unavailable to the Company or any Shareholder, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, penalty, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, and the relative benefits received by the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. In connection with any registration statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 4, no Shareholder shall be required to contribute an amount greater than the net proceeds received by such Shareholder from sales of Registrable Securities pursuant to the Registration Statement to which the claims relate (after taking into account the amount of damages which such Shareholder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities).
vii.No Exclusivity
. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.
    Section 5    Covenants Relating to Rule 144. The Company covenants that it shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Shareholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it shall use reasonable best efforts to take such further action as any Shareholder may reasonably request,
5

in each case to the extent required from time to time to enable such holder to, if permitted by the terms of the Common Stock issued pursuant to the Investment Agreement, Series C Preferred Stock and/or Warrants, transfer such shares of Common Stock, shares of Series C Preferred Stock, Warrants or Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Shareholder, the Company will deliver to such Shareholder a written statement that it has complied with such requirements. The Company shall, in connection with any request by a Shareholder in connection with a sale, transfer or other disposition by any Shareholder of any Registrable Securities pursuant to Rule 144 either currently or prospectively with unspecified timing, promptly cause (and in no event longer than five (5) Business Days after such request) the removal of any restrictive legend or similar restriction on the Registrable Securities, and, in the case of book-entry shares, make or cause to be made appropriate notifications on the books of the Company’s transfer agent for such number of shares and registered in such names as the Shareholders may reasonably request and to provide a customary opinion of counsel and instruction letter required by the Company’s transfer agent; provided, however, that the taking of such action by the Company is conditioned on the Company receiving all information and documentation reasonably necessary to support such actions and make a determination that such transfer applies with applicable law.
    Section 6.    Termination; Survival
. The rights of each Shareholder under this Agreement shall terminate upon the date that all of the Registrable Securities held by such Shareholder cease to be Registrable Securities. Notwithstanding the foregoing, the obligations of the parties under Sections 3(a)(viii), 4, 5 and 7 hereof and this Section 6 shall survive the termination of this Agreement.
Section 7.     Miscellaneous
.
viii.Limitations on Subsequent Registration Rights
. From and after the date of this Agreement, the Company shall not, without the prior written consent of holders a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or on parity with the registration rights granted to the Shareholders hereunder.
ix.Governing Law
. This Agreement, and all matters arising out of this Agreement and the transactions contemplated hereby, shall be governed by and construed in accordance with the internal Laws of the State of Pennsylvania without giving effect to any laws, rules or provisions of the State of
5

Pennsylvania that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of Pennsylvania. The parties hereto submit to the exclusive jurisdiction of the courts of the State of Pennsylvania and the United States District Court for the Eastern District in Pennsylvania in respect of the interpretation and enforcement of the provisions of this Agreement and any related agreement, certificate or other document delivered in connection herewith and by this Agreement waive, and agree not to assert, any defense in any action for the interpretation or enforcement of this Agreement and any related agreement, certificate or other document delivered in connection herewith that they are not subject to such jurisdiction or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts, that the action is brought in an inconvenient forum, or that the venue of the action is improper. Each party hereto agrees that service in person or by certified or by nationally recognized overnight courier to its address set forth in Section 7(k) shall constitute valid in personam service upon such party and its successors and assigns in any Action commenced pursuant to this Section 7(b). Each party hereto hereby acknowledges that this is a commercial transaction, that the foregoing provisions for service of process and the following provisions for waiver of jury trial have been read, understood and voluntarily agreed to by each party and that by agreeing to such provisions each party is waiving important legal rights.
x.Waiver of Jury Trial
. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, HEARING, CHARGE, DISPUTE, SUIT, INVESTIGATION, AUDIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
xi.Entire Agreement
. This Agreement (including the documents and the instruments referred to herein), together with the Investment Agreement, Certificate of Designation, the Initial Warrant and the documents referenced herein and therein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings, and agreements (including any draft agreements) with respect thereto, whether written or oral, none of which shall be used as evidence of the parties’ intent.
xii.Further Assurances
5

.  From and after the Closing, the Company will take such actions as reasonably necessary to effect any conversion of the Series C Preferred Stock or any exercise of the Warrants upon the reasonable request of the Purchaser.
xiii.Amendments and Waivers
. No amendment of any provision of this Agreement shall be valid and binding unless it is in writing and signed by the Company and the Shareholders representing at least fifty percent (50%) (by number) of the Registrable Securities (with each share of Common Stock issued pursuant to the Investment Agreement, and each share of Common Stock to be received upon conversion of the Series C Preferred Stock or exercise of the Warrants counting as one Registrable Security for this purpose (whether or not then convertible or exercisable)). No waiver of any right or remedy hereunder, to the extent legally allowed, shall be valid unless the same shall be in writing and signed by the party making such waiver. No waiver by any party of any breach or violation of, default under, or inaccuracy in any representation, warranty, covenant, or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof. Notwithstanding the foregoing, no amendments may be made to this Agreement that adversely affect the rights of any Shareholder disproportionately as compared with those of other Shareholders hereunder without the prior written consent of such Shareholder.
xiv.Successors and Assigns
. The Shareholders may transfer or assign all or any portion of their respective rights provided in this Agreement in connection with the transfer of shares of Common Stock issued pursuant to the Investment Agreement, shares of the Series C Preferred Stock and the Warrants without the prior written consent of the Company; provided that such transferee or assignee agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto pursuant to a written instrument in form and substance reasonably acceptable to the Company, and any such transferee may thereafter make corresponding assignments in accordance with this Section 7(g); provided, further, that in no event shall any rights under this Agreement be assigned to any Person that is not a Permitted Reg Rights Holder.
xv.Expenses
. Except as otherwise set forth herein, all Registration Expenses incurred in connection with any Registration Statement under this Agreement shall be borne by the Company. Except as expressly set forth herein, all Selling Expenses relating to securities registered on behalf of the Shareholders shall be borne by the Shareholders of the Registrable Securities included in such registration. Except as otherwise set forth herein, the obligation of the Company to bear the expenses provided for in this paragraph shall apply irrespective of whether a Registration Statement becomes effective, is withdrawn or suspended, or converted to any other form of registration and irrespective of when any of the foregoing shall occur.
5

xvi.Counterparts, Execution
. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. This Agreement may be executed by facsimile, email or electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other applicable law (e.g., www.docusign.com or by .pdf signature) by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.
xvii.Severability
. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties hereto shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
xviii.Notices
. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) when sent, if delivered by email (provided that no “error message” or other notification of non-delivery is generated), in each case to the intended recipient as set forth below:
If to the Shareholder, as follows:
T-VIII PUBOPPS LP
c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich, CT 06830
Attn:     [***]
Email:     [***]
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
5

Attention: Sven G. Mickisch, Michael J. Zeidel
Email:    sven.mickisch@skadden.com, michael.zeidel@skadden.com
If to the Company, as follows:
TriState Capital Holdings, Inc.
One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, PA 15219
Attention: General Counsel
Email:    [***]
with a copy (which shall not constitute notice) to:
Covington & Burling LLP
620 8th Ave,
New York, NY 10018
Attention: Christopher DeCresce
Email:    cdecresce@cov.com
Any party may, from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party.
xix.Specific Performance
. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity. Each of the parties hereto hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
TriState Capital Holdings, Inc.
By:
    Name:
    Title:

[Signature Page to Registration Rights Agreement]

Exhibit 4.1
1.T-VIII PUBOPPS LP
2.
3.By:     T-VIII PubOpps GP LLC, its sole general partner
4.
5.By:    Trident VIII, L.P., its managing member
6.
7.By:     Trident Capital VIII, L.P., its sole general partner
8.
By:    DW Trident GP, LLC, a general partner
By:
     Name:
     Title:

EXHIBIT D
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of October [●], 2020 (this “Agreement”), is by and between TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), and the undersigned shareholder (the “Shareholder”) of the Company. Capitalized terms used and not defined herein shall have the meanings specified in the Investment Agreement (as defined below).
WHEREAS, on October 10, 2020, the Company and T-VIII PubOpps LP, a Delaware limited partnership (“Purchaser”), entered into into an Investment Agreement (the “Investment Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, the Company will sell to Purchaser, and Purchaser will purchase from the Company, as an investment in the Company, (i) shares of voting common stock, no par value, of the Company (the “Voting Common Stock”) and (ii) shares of Series C perpetual non-cumulative convertible non-voting preferred stock, no par value, of the Company (the “Series C Preferred Stock”);
WHEREAS, in connection with the purchase and issuance of the Voting Common Stock and Series C Preferred Stock at the Closing, the Company intends to issue to Purchaser warrants (the “Warrants”) to purchase shares of Voting Common Stock or non-voting common stock, no par value, of the Company (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”), as applicable;
WHEREAS, as of the date hereof, the Shareholder is the record and beneficial owner of, has the sole right to dispose of and has the sole right to vote, the number of shares of Voting Common Stock set forth below the Shareholder’s signature on the signature page hereto (such shares of Voting Common Stock, together with any other shares of capital stock of the Company acquired by the Shareholder after the execution of this Agreement, whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities or otherwise, and any other securities issued by the Company that are entitled to vote on the Shareholder Proposal (as defined below) held or acquired by the Shareholder (whether acquired heretofore or hereafter), being collectively referred to herein as the “Shares”; provided that the term “Shares” shall not include any securities beneficially owned by the Shareholder as a trustee or fiduciary); and
WHEREAS, as a condition and an inducement for Purchaser and the Company to enter into the Investment Agreement and incur the obligations set forth therein, Purchaser and the Company has required that (i) the Shareholder enter into this Agreement and (ii) certain other directors and officers of the Company enter into separate, substantially identical voting and support agreements with the Company.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
DC: 7390596-7

Section 1.Agreement to Vote; Restrictions on Voting and Transfers.
(a)Agreement to Vote the Shares. The Shareholder hereby irrevocably and unconditionally agrees that from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called (any such meeting, a “Company Meeting”), and on every action or approval by written consent of the shareholders of the Company with respect to any of the following matters, the Shareholder will:
(i)appear at such Company Meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating and establishing a quorum; and
(ii)vote or cause to be voted all of such Shares, (1) in favor of the amendment of the Company Articles to create and authorize, as a new class of Common Stock, the Non-Voting Common Stock and (the “Shareholder Proposal”) and (2) against any proposal that is inconsistent with the Shareholder Proposal.
(b)Restrictions on Transfers. The Shareholder hereby agrees that, from the date hereof until the Expiration Time, the Shareholder shall not, directly or indirectly, sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose, or enter into any agreement, arrangement or understanding to take any of the foregoing actions with respect to (each, a “Transfer”), any Shares, other than a Transfer of Shares (x) by will or operation of law as a result of the death of the Shareholder in which case this Agreement shall bind the transferee, (y) for bona fide estate planning purposes to the Shareholder’s (i) Affiliates or (ii) immediate family members (each, a “Permitted Transferee”) or (z) for the purpose of satisfying tax obligations incurred in connection with an equity award or to satisfy the exercise price of stock options or shares upon the exercise or vesting of equity awards, outstanding or hereinafter granted, under the Company’s 2006 Stock Option Plan or 2014 Omnibus Incentive Plan; provided that, in the case of clause (y) only, as a condition to such Transfer, such Permitted Transferee shall be required to execute a joinder to this Agreement; provided, further, that, in the case of clause (y) only, the Shareholder shall remain jointly and severally liable for any breaches by any of such Permitted Transferee of the terms hereof. Any Transfer of Shares in violation of this Section 1(b) shall be null and void. The Shareholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares owned by the Shareholder and that this Agreement places limits on the Transfer of the Shareholder’s Shares.
(c)Transfer of Voting Rights. The Shareholder hereby agrees that the Shareholder shall not deposit any of the Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement, arrangement or understanding in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares.

(d)Acquired Shares. Any Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by the Shareholder or any of the Shareholder’s controlled affiliates, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise or conversion of any securities of the Company, if any, after the execution hereof (in each case, a “Share Acquisition”) shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof. If any controlled affiliate of the Shareholder acquires Shares by way of a Share Acquisition, the Shareholder will cause such controlled affiliate to comply with the terms of this Agreement applicable to the Shareholder.
(e)No Inconsistent Agreements. The Shareholder shall not enter into any agreement, contract or understanding with any person (as defined in the Investment Agreement) prior to the termination of this Agreement in accordance with its terms, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement.
Section 2.Representations, Warranties and Support Covenants of the Shareholder.
(a)Representations and Warranties. The Shareholder represents and warrants to the Company as follows:
(i)Power and Authority; Consents. The Shareholder has the requisite capacity to execute and deliver this Agreement and fully understands the terms of this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Shareholder for the execution, delivery and performance of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby.
(ii)Due Authorization. This Agreement has been duly executed and delivered by the Shareholder and the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder.
(iii)Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as may be limited by the Enforceability Exceptions).
(iv)Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the

Shareholder is a party or by which the Shareholder or the Shareholder’s property or assets is bound, or any statute, rule or regulation to which the Shareholder or the Shareholder’s property or assets is subject. Except for this Agreement, the Shareholder is not, and no controlled affiliate of the Shareholder is, a party to any voting agreement, voting trust or any other contract with respect to the voting, transfer or ownership of any Shares. The Shareholder has not appointed or granted a proxy or power of attorney to any person with respect to any Shares.
(v)Ownership of Shares. Except for restrictions in favor of the Company pursuant to this Agreement and transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various States of the United States, the Shareholder owns, beneficially and of record, all of the Shares free and clear of any proxy, voting restriction, adverse claim, security interest or other lien, and has sole voting power and sole power of disposition with respect to such Shares with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto, and no person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Shares. As of the date hereof, the number of the Shares beneficially owned by the Shareholder is set forth below the Shareholder’s signature on the signature page hereto. The Shareholder has possession of an outstanding certificate or outstanding certificates representing all of the Shares (other than Shares held in book-entry form or in street name) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Investment Agreement or the transactions contemplated hereby and thereby.
(vi)Legal Actions. There is no Action pending against the Shareholder or, to the knowledge of the Shareholder, any other person or, to the knowledge of the Shareholder, threatened against the Shareholder or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Company of its rights under this Agreement or the performance by any party of its obligations under this Agreement.
(vii)Reliance. The Shareholder understands and acknowledges that Purchaser and the Company is entering into the Investment Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of the Shareholder contained herein.
(b)Support Covenants. From the date hereof until the Expiration Time:
(i)The Shareholder, solely in his or her capacity as a shareholder of the Company, agrees not to take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, or, in any material respect, delaying, interfering with or adversely affecting the performance by the Shareholder of his or her obligations under this Agreement.
(ii)The Shareholder hereby agrees to promptly notify the Company of the number of Shares, if any, acquired in any Share Acquisition by the Shareholder after the execution hereof.

(iii)The Shareholder hereby authorizes Purchaser and the Company to publish and disclose in any announcement or disclosure required by applicable Law or any exchange listing requirements, including any periodic report, proxy statement, prospectus or listing application filed in connection with the transactions contemplated by the Investment Agreement or Purchaser’s acquisition of the Shares, the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligation under this Agreement.
Section 3.Further Assurances. From time to time, at the request of the Company and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement.
Section 4.Termination. This Agreement will terminate upon the earlier of (a) the day following the Company’s annual meeting of shareholders to be held in 2021 and (b) the date of termination of the Investment Agreement in accordance with its terms (the “Expiration Time”); provided that Section 2(b)(iii), Section 3, this Section 4 and Section 5 shall survive the Expiration Time indefinitely; provided, further that no such termination or expiration shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.
Section 5.Miscellaneous.
(a)Agreement. The parties hereto acknowledge and agree that this Agreement is an agreement contemplated by Section § 1768(b) of the Pennsylvania Business Corporation Law. The parties hereto acknowledge and agree that any Shares subject to the terms and conditions of this Agreement shall not be deemed “controlled shares” for purposes of Section § 1762(c) of the Pennsylvania Business Corporation Law.
(b)Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.
(c)Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or emailed (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(i)    If to the Company, to:
TriState Capital Holdings, Inc.
One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, PA 15219
Attn:     General Counsel

Telephone: [***]
Email:     [***]
with a copy (which shall not constitute notice) to:
Covington & Burling LLP
620 8th Ave,
New York, NY 10018
Attn:     Christopher DeCresce
Telephone:     212-841-1017
Email:     cdecresce@cov.com
(ii)    If to the Shareholder, to the address of the Shareholder set forth below the Shareholder’s signature on the signature pages hereto.
(d)Amendments, Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.
(e)Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.
(f)Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
(g)No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, “group” (as such term is used in Section 13(d) of the Exchange Act), joint venture or any like relationship between the parties hereto.
(h)Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
(i)Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
(j)Specific Performance; Remedies Cumulative. The parties hereto agree that the Company would incur irreparable harm if any provision of this Agreement were not performed by the Shareholder in accordance with the terms hereof, that there would be no adequate remedy at law for the Company with regard to any breach of any provision herein and monetary damages are not an adequate remedy for breaches of this Agreement, and, accordingly, that the Company shall be entitled to seek and obtain an injunction or injunctions to prevent any breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which the Company may be entitled at law or in equity. The Shareholder hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. The Shareholder agrees that the Shareholder will not, and will direct its Representatives not to, object to the Company seeking an injunction or the granting of any such remedies on the basis that the Company has an adequate remedy at law.
(k)No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.
(l)Governing Law. This Agreement, and all matters arising out of this Agreement and the transactions contemplated hereby, shall be governed by and construed in accordance with the internal Laws of the State of Pennsylvania without giving effect to any laws, rules or provisions of the State of Pennsylvania that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of Pennsylvania. The parties hereto submit to the exclusive jurisdiction of the courts of the State of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in respect of the interpretation and enforcement of the provisions of this Agreement and any related agreement, certificate or other document delivered in connection herewith and by this Agreement waive, and agree not to assert, any defense in any action for the interpretation or enforcement of this Agreement and any related agreement, certificate or other document delivered in connection herewith that they are not subject to such jurisdiction or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts, that the action is brought in an inconvenient forum, or that the venue of the action is improper. Each party hereto agrees that service in person or by certified or by nationally recognized overnight courier to its address set forth in Section 5(c) shall constitute valid in personam service upon such party and its successors and assigns in any Action commenced pursuant to this Section 5(l). Each party hereto hereby acknowledges that this is a commercial transaction, that the foregoing provisions for service of process and the following provisions for waiver of jury trial have been read, understood and voluntarily agreed to by each party and that by agreeing to such provisions each party is waiving important legal rights.
(m)WAIVER OF JURY TRIAL
(n). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (3) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (4) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(m).
(o)Drafting and Representation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(p)Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.
(q)Counterparts. This Agreement may be executed by facsimile or other electronic means and in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.
•[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

TRISTATE CAPITAL HOLDINGS, INC.

By:
    Name:
    Title:

SHAREHOLDER

By:
    Name:
    Title:
Number of shares of Voting Common Stock:
Address:

Exhibit 4.1
EXHIBIT E

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
ARTICLES OF AMENDMENT
OF
TRISTATE CAPITAL HOLDINGS, INC.

Pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a), the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.
1.    The name of the corporation is: TriState Capital Holdings, Inc.
1.The text of each amendment adopted is as follows:
Article FOURTH, as contained in the corporation’s Amended and Restated Articles of Incorporation filed May 25, 2006, shall be deleted in its entirety and now reads as follows:
“FOURTH:
Section 4.1.    Total Authorized Shares of Capital Stock. The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 58,456,694 shares of capital stock, divided into two classes as follows:

Class	Number of Shares	Par Value
Common Stock (the “Common Stock”)	58,306,694	none
Preferred Stock (the “Preferred Stock”)	150,000	none
Section 4.2.    Classes of Common Stock. The Common Stock shall consist of two separate classes, of which 51,653,347 shares shall be designated as Voting Common Stock (“Voting Common Stock”) and 6,653,347 shares shall be designated as Non-Voting Common Stock (“Non-Voting Common Stock”). Except as otherwise expressly provided herein, Non-Voting Common Stock shall in all respects carry the same rights, privileges and preferences as the Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and shall be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange, stock split, reverse stock split, reclassification or other similar transaction).

Section 4.3.    Classes of Common Stock. Except as otherwise provided herein, the holders of the shares of Voting Common Stock shall, as such, vote together as a single class on all matters on which shareholders are generally entitled to vote. Each holder of any shares of Voting Common Stock, as such, shall be entitled to one vote for each share of Voting Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, however, that except as otherwise required by law, holders of Voting Common Stock, as such, shall not be entitled to vote on any amendment to these Articles of Incorporation (including any amendment to designate the terms of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation (including any amendment to designate the terms of any series of Preferred Stock) or pursuant to the Business Corporation Law of 1988, as amended (the “Pennsylvania Business Corporation Law”). The holders of Non-Voting Common Stock, as such, shall have no voting rights or power and shall not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for herein. The affirmative vote of the holders of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, shall be required to (A) amend, alter, change or repeal any provision of these Articles of Incorporation if such amendment, alteration, change or repeal would significantly and adversely affect the powers, preferences, rights or privileges of the Non-Voting Common Stock contained in these Articles of Incorporation or (B) approve (or adopt any definitive document that contemplates the) consummation of a Reorganization Event (as defined below) in connection with which the Non-Voting Common Stock are not treated as provided in Section 4.8.
So long as any shares of Non-Voting Common Stock are outstanding, the vote or consent of the holders of at least a majority of the outstanding shares of Voting Common Stock and the outstanding shares of Non-Voting Common Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating, whether or not such approval is required by Pennsylvania law, any voluntary liquidation, dissolution or winding up of the Corporation.
Section 4.4.    Dividends. If the Corporation declares or pays a dividend with respect to the Voting Common Stock, then the Corporation shall at the same time declare and pay an equivalent dividend, on a per share basis, with respect to the Non-Voting Common Stock. If the Corporation declares or pays a dividend with respect to the Non-Voting Common Stock, then the Corporation shall at the same time declare and pay an equivalent dividend, on a per share basis, with respect to the Voting Common Stock. If a Stock Dividend (as defined below) with respect to the Voting Common Stock consists of shares of, or rights, options or warrants to purchase or otherwise acquire, shares of Voting Common Stock, then the equivalent Stock Dividend with respect to the Non-Voting Common Stock shall consist of shares of, or rights, option or warrants to purchase or otherwise acquire, Non-Voting Common Stock. As used herein, “Stock Dividend” means any dividend payable in shares of the Corporation’s capital stock or rights, options or warrants to purchase or otherwise acquire the Corporation’s capital stock.

Section 4.5.    Stock Splits, Subdivisions, Combinations, etc. If, at any time, the Corporation shall effect any transaction in which any shares of Voting Common Stock or any shares of Non-Voting Common Stock are divided into a greater number of shares (by stock split, subdivision, reclassification or otherwise, but excluding any Stock Dividend), or any transaction in which any shares of Voting Common Stock or any shares of Non-Voting Common Stock are consolidated or combined into a lesser number of shares (by reclassification, reverse stock split or otherwise), then, in each case, the shares of the other class of Common Stock shall, concurrently with the effectiveness of any such transaction, be proportionately split, subdivided, reclassified, combined, consolidated, reverse-split or otherwise, as appropriate, such that the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately following such transaction shall bear the same relationship to each other as did the number of shares of Voting Common Stock and Non-Voting Stock outstanding immediately prior to such transaction. Notwithstanding the foregoing, in any such transaction, (a) no holder of any shares of Voting Common Stock shall be entitled to receive, in respect of the shares of Voting Common Stock held by such holder, any shares of Non-Voting Common Stock (and instead such holder shall be entitled to receive shares of Voting Common Stock) and (b) no holder of any shares of Non-Voting Common Stock shall be entitled to receive, in respect of the shares of Non-Voting Common Stock held by such holder, any shares of Voting Common Stock (and instead such holder shall be entitled to receive shares of Non-Voting Common Stock).
Section 4.6.    Conversion of Non-Voting Common Stock.
(a) Conversion. Effective immediately upon any Permitted Regulatory Transfer (as defined below), each share of Non-Voting Common Stock so transferred shall automatically be converted into one share of Voting Common Stock. All shares of Voting Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid and non-assessable and clear of all liens, security interests, charges and other encumbrances (other than liens, security interests, charges and other encumbrances resulting from actions of the transferee, and any transfer restrictions arising under applicable securities laws).
(b) Effectiveness of Conversion. As of the close of business on the date of conversion, shares of Non-Voting Common Stock converted in accordance with this Section 4.6 shall not be deemed to be outstanding for any purpose and holders of converted Non-Voting Common Stock shall have no rights with respect to the Non-Voting Common Stock so converted, other than the right for the transferee in the Permitted Regulatory Transfer to receive the shares of Voting Common Stock issuable upon conversion of such Non-Voting Common Stock. Prior to the close of business on the date of conversion with respect to any share of Non-Voting Common Stock, shares of Voting Common Stock (or other securities) issuable upon conversion thereof shall not be deemed to be outstanding for any purpose and the holder of the to be converted shares of Non-Voting Common Stock shall have no rights or powers with respect to the Voting Common Stock into which such Non-Voting Common Stock shall be converted (including voting power) by virtue of holding such shares of Non-Voting Common Stock. Shares of Non-Voting Common Stock converted in accordance with this Section 4.6 shall automatically be retired and shall resume the status of authorized but unissued Non-Voting Common Stock, available for future issuance.
(c) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock such number of shares of Voting Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of Non-Voting Common Stock and all shares of Non-Voting Common Stock that may be issuable upon conversion of any Preferred Stock or the exercise of any warrant of the Corporation.
(d) Certain Definitions. As used herein, (i) “Permitted Regulatory Transfer” means any transfer (A) in a Widespread Public Distribution (as defined below), (B) to the Corporation, (C) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any class of voting securities of the issuing company or (D) to a transferee that would control more than 50% of every class of voting securities of the issuing company without any transfer from the Person, (ii) “Widespread Public Distribution” means any widespread public offering (including, without limitation, in a Block Trade (as defined in the Registration Rights Agreement (as defined below)), an Underwritten Shelf Take-Down (as defined in the Registration Rights Agreement) or any other transfer to an underwriter for the purpose of conducting a widespread public distribution or sale of securities, or sales pursuant to Rule 144 under the Securities Act of 1933, as amended), (iii) “Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust and (iv) “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of ____, 2020, by and between the Corporation and T-VIII PubOpps LP.
Section 4.7.    Reorganization Events. In the event of any (a) consolidation, merger, division, share exchange or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which the Voting Common Stock will be converted into cash, securities or other property of the Corporation or another Person, or the right to receive cash, securities or other property of the Corporation or another Person, (b) sale, transfer, lease, conveyance or other disposition to another Person of all or substantially all of the property or assets of the Corporation or any of its subsidiaries, in each case, pursuant to which the Voting Common Stock will be converted into cash, securities or other property of the Corporation or another Person, or the right to receive cash, securities or other property of the Corporation or another Person or (c) change, including by capital reorganization, reclassification or otherwise (other than a transaction resulting in an adjustment pursuant to Section 4.5), of the Voting Common Stock into any other securities (any such event, a “Reorganization Event”), each share of Non-Voting Common Stock shall be treated in all respects in the same manner as the shares of Voting Common Stock, including by each holder of any shares of Non-Voting Common Stock being entitled to receive, at the same time as the holders of any shares of Voting Common Stock and on a pro rata basis with the holders of any shares of Voting Common Stock (based upon the number of shares of Voting Common Stock then outstanding and the number of shares of Non-Voting Common Stock then outstanding), the same form and per share amount of cash, securities or other property that the holders of shares of Voting Common Stock receives or is entitled to receive; provided that (i) except as otherwise provided herein, no holder of any shares of Non-Voting Common Stock shall be entitled to vote any shares of Non-Voting Common Stock on such Reorganization Event and (ii) any securities into which any shares of Non-Voting Common Stock are converted into or exchanged for in such Reorganization Event shall (A) be non-voting securities with substantially identical voting and conversion rights, privileges, preferences and limitations as the shares of Non-Voting Common Stock and (B) otherwise be treated in the same manner as the securities into which any shares of Voting Common Stock are converted into or exchanged for in such Reorganization Even (including through rights and provisions that are substantially identical to those set forth in Sections 4.4, 4.5 and 4.8 and this Section 4.7) ((A) and (B), the “Applicable Requirements”). With respect to any applicable Reorganization Event, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the then outstanding shares of Non-Voting Common Stock) and take such actions necessary to ensure that the Applicable Requirements are satisfied. If, with respect to any Reorganization Event, the holders of shares of Voting Common Stock have the right to elect the form of consideration to be received in such Reorganization Event, the holders of Non-Voting Common Stock shall be entitled to participate in such election on the same terms and subject to the same conditions, and in accordance with the same procedures and pro ration mechanics, that apply with respect to the right of the holders of shares of Voting Common Stock to make any such election.
Section 4.8.    Repurchases and Other Offers. In the event that the Corporation offers to repurchase any shares of Voting Common Stock from its shareholders generally, or otherwise makes a tender offer with respect to any shares of Voting Common Stock, the Corporation shall offer to repurchase shares of or otherwise make a tender offer with respect to, as applicable, Non-Voting Common Stock pro rata based upon the number of shares of Voting Common Stock then outstanding and the number of shares of Non-Voting Common Stock then outstanding on the same terms and conditions that apply to the offer to repurchase shares of, or other tender offer with respect to, Voting Common Stock. In the event of any subscription offer, rights offer or similar offer to any holders of any shares of Voting Common Stock, the Corporation shall provide the holders of shares of Non-Voting Common Stock the right to participate in such subscription offer, rights offer or similar offer pro rata based upon the number of shares of Voting Common Stock then outstanding and the number of shares of Non-Voting Common Stock then outstanding and on the same terms and conditions that apply to the shares of Voting Common Stock with respect to such subscription offer, rights offer or similar offer; provided that any shares issued with respect to the Non-Voting Common Stock shall be issued in the form of Non-Voting Common Stock rather than Voting Common Stock.
Section 4.9.    Preferred Stock. The shares of the Preferred Stock may be issued from time to time in series. Each series will be designated so to distinguish the shares thereof from the shares of all other series. All shares of any particular series will be identical except, if entitled to cumulative dividends, as to the date or dates from which dividends thereon will be cumulative. Any series of the Preferred Stock may differ from any other series with respect to any designation, preference, qualification, privilege, limitation, restriction, special or relative right, or other term or condition. The Board of Directors of the Company is expressly vested with authority to establish and designate any one or more series of the Preferred Stock by filing a certificate of designations pursuant to the Pennsylvania Business Corporation Law and to fix and determine by resolution any designations, preferences, qualifications, privileges, limitations, restrictions, special or relative rights, or other terms and conditions of any series created thereby. In the event that at any time the directors of the Corporation will have established and designated one or more series of the Preferred Stock consisting of a number of shares which constitutes less than all of the authorized number of the Preferred Stock, the remaining authorized preferred shares will be deemed to be shares of an undesignated series of the Preferred Stock until designated by the directors of the Corporation as being part of a series previously established or a new series then being established by the directors.
2.If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:
Not applicable.
3.The date of adoption of each amendment was as follows: ____, 2020.
4.The amendment was approved by shareholder action, and such shareholder approval was obtained as required by 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).
5.These articles will be effective upon filing.
This the ____th day of ____, _____.
TRISTATE CAPITAL HOLDINGS, INC.
By:
    Name:
    Title:

Pursuant to Regulation S-K, Item 601(a)(5), certain schedules to this agreement, identified with [***], have not been filed. The Company agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

EXHIBIT F-1 AND F-2

FORM OF OPINIONS

[***]